UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Ensco plc

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Ensco plc 6 Chesterfield Gardens London, W1J 5BQ Phone: +44 (0) 20 7659 4660 www.enscoplc.com

NOTICE OF GENERAL MEETING OF SHAREHOLDERS

To Be Held On 25 May 2010

The General Meeting of Shareholders of Ensco plc (the “Meeting”) will be held at the Intercontinental London Park Lane, One Hamilton Place, Park Lane, London, W1J 7QY, United Kingdom, at 09:00 GMT (04:00 EDT), on Tuesday, 25 May 2010 to consider and vote on the following resolutions:

1.	To elect Thomas L. Kelly II as a Class II Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2013.

2.	To elect Rita M. Rodriguez as a Class II Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2013.

3.	To ratify the Audit Committee’s appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2010.

4.	To ratify the appointment of KPMG Audit Plc as our statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company) and to ratify that the Audit Committee is authorized to determine our statutory auditors’ remuneration.

5.	To re-approve the Ensco 2005 Cash Incentive Plan, including the material terms of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code.

All resolutions will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each resolution will be approved if a majority of the votes cast for or against a resolution are cast in favor of the resolution.

Shareholders of record as of the close of business in London on 1 April 2010 are entitled to receive notice of, attend and vote at the Meeting or any adjournment of the Meeting. A list of all shareholders of record entitled to vote at the Meeting is on file at our executive offices, 6 Chesterfield Gardens, London, W1J 5BQ, United Kingdom, and will be available for inspection at the Meeting. Changes to entries on the register after this time will be disregarded in determining the rights of any person to attend or vote at the Meeting. In accordance with provisions in the Companies Act 2006 and in accordance with our Articles of Association, a shareholder of record is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and vote at the Meeting and to appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her). Such proxy need not be a shareholder of record.

In accordance with the rules of the Securities and Exchange Commission that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our Proxy Statement and our 2009 Annual Report to holders of record of our American depositary shares and shareholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet.

The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our Proxy Statement, our 2009 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice of Internet Availability of Proxy Materials will receive the proxy materials via mail or e-mail. We believe this process will allow us to provide our shareholders the information they need in a more timely manner, while lowering the costs of printing and delivering the proxy materials.

If you received a proxy card or voting instruction card by mail, you may vote by completing, signing, dating and returning your proxy card or voting instruction card in the envelope provided. Anyone other than the sole shareholder of record may also vote by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com by following the instructions shown on the proxy card or voting instruction card. Any shareholder of record attending the Meeting may vote in person. If you have returned a proxy card or voting instruction card or otherwise voted, you may revoke prior instructions and cast your vote by following the procedures described in the Proxy Statement.

For holders of record of our American depositary shares and most “street name” shareholders, a proxy card or voting instruction card must be received by the depositary by 23:59 EDT on 18 May 2010.

By Order of the Board of Directors,

Cary A. Moomjian, Jr.

Vice President, General Counsel and Secretary

5 April 2010

YOUR VOTE IS IMPORTANT. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD OR VOTING INSTRUCTION CARD INCLUDED WITH THE PROXY MATERIALS.

PROXY STATEMENT FOR THE

GENERAL MEETING OF SHAREHOLDERS

OF ENSCO PLC

TO BE HELD ON TUESDAY, 25 MAY 2010

This Proxy Statement, the 2009 Annual Report to Shareholders of Ensco plc (“Ensco” or the “Company”) and a proxy card or voting instruction card are first being sent or distributed to shareholders on or about 9 April 2010. Our Board of Directors (“Board”) is soliciting your proxy or voting instructions to vote your shares at the General Meeting of Shareholders to be held at the Intercontinental London Park Lane, One Hamilton Place, Park Lane, London, W1J 7QY, United Kingdom, on Tuesday, 25 May 2010 at 09:00 GMT (04:00 EDT) (the “Meeting”), and any adjourned sessions of the Meeting. Our Board is soliciting your proxy or voting instructions to give all shareholders entitled to vote the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides information on these matters to assist you in voting your shares.

On 23 December 2009, we completed the reorganization of the corporate structure of the group of companies controlled by our predecessor, ENSCO International Incorporated (“Ensco Delaware”), pursuant to which an indirect, wholly-owned subsidiary merged with Ensco Delaware, and Ensco plc became our publicly-held parent company. We refer to this transaction as the redomestication. In connection with the redomestication, each issued and outstanding share of common stock of Ensco Delaware was converted into the right to receive one American depositary share, each representing one Class A ordinary share, par value U.S. $0.10 per share, of Ensco plc. Unless the context indicates otherwise, in this Proxy Statement we refer to an American depositary share as an “ADS” or a “share.” The ADSs were issued pursuant to a deposit agreement with Citibank, N.A., acting as depositary of our Class A ordinary shares and, as of the date of this Proxy Statement, the sole shareholder of record of Ensco plc. Our ADSs trade on the New York Stock Exchange under the symbol “ESV,” the symbol for Ensco Delaware common stock before the redomestication.

ABOUT THE MEETING

Who is qualified to vote?

You are qualified to receive notice of, attend and vote at the Meeting if you owned Class A ordinary shares at the close of business in London on 1 April 2010, our record date for the Meeting. If you own ADSs representing Class A ordinary shares at the close of business in New York City on such date, whether directly or in “street name,” as described below, you are entitled to instruct the depositary for our ADSs on how to vote the Class A ordinary shares represented by your ADSs, which for purposes of this Proxy Statement we refer to as voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the proxy card or voting instruction card included with the proxy materials or otherwise voting in accordance with the instructions provided in this Proxy Statement, you are giving, or instructing the depositary to give, the persons designated by our Board and identified on the proxy card the authority to vote your shares in the manner you indicate. A shareholder of record may appoint any person as his or her proxy in accordance with the Companies Act 2006 and our Articles of Association.

How many shares may vote at the Meeting?

As of 1 April 2010, there were 142,513,347 Class A ordinary shares (represented by ADSs) in issue and entitled to vote. Each Class A ordinary share is entitled to one vote on each resolution proposed at the Meeting.

What is the difference between a “shareholder of record,” a “holder of record of ADSs” and a “street name” holder?

These terms describe how your shares are held. Holders of Class A ordinary shares registered directly in the holder’s name with Computershare Investor Services, our share registrar, are referred to as “shareholders of record.” Citibank, as the depositary (or its nominee), is the registered holder of all outstanding Class A ordinary shares as of the date of this Proxy Statement.

As described above, Citibank has issued ADSs, each representing one Class A ordinary share, pursuant to the terms and conditions of the deposit agreement among Citibank, the Company and the holders of ADSs. If you hold your ADSs directly and your name appears on the register of the depositary, you are referred to as a “holder of record of ADSs,” and Citibank will, insofar as practicable and permitted under applicable law, the provisions of the deposit agreement and our Articles of Association, vote Class A ordinary shares underlying your ADSs in accordance with your voting instructions.

If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a “street name” holder. Almost all shareholders are “street name” holders.

What are my choices when voting?

With respect to each resolution, you may cast your vote in favor of or against the resolution, or you may elect to abstain from voting your shares.

As a result of the redomestication, we now have majority voting for election of directors in all elections. Under our Articles of Association, when a quorum is present, a nominee seeking election to a directorship shall be elected if a majority of the votes cast for or against are cast in favor of the resolution to elect the director. In determining the number of votes cast in respect of any resolution, shares that abstain from voting or not voted will not be treated as votes cast. You may cast your vote for or against Resolutions 1-5 or abstain from voting your shares on one or more of these resolutions.

What are our Board’s recommendations on how I should vote my shares?

Our Board recommends that you vote your shares as follows:

Resolution 1—	FOR the election of Thomas L. Kelly II as a Class II Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2013.

Resolution 2—	FOR the election of Rita M. Rodriguez as a Class II Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2013.

Resolution 3—	FOR the ratification of the Audit Committee’s appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2010.

Resolution 4—	FOR the ratification of the appointment of KPMG Audit Plc as our statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company) and ratification that the Audit Committee is authorized to determine our statutory auditors’ remuneration.

Resolution 5—	FOR re-approval of the Ensco 2005 Cash Incentive Plan, including the material terms of the performance goals for purposes of Section 162(m) of the Internal Revenue Code.

How will my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card or voting instruction card appointing the persons designated by the Board as your proxies without indicating how you want your shares to be voted, your shares will be voted as follows:

Resolution 1—	FOR the election of Thomas L. Kelly II as a Class II Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2013.

Resolution 2—	FOR the election of Rita M. Rodriguez as a Class II Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2013.

Resolution 3—	FOR the ratification of the Audit Committee’s appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2010.

Resolution 4—	FOR the ratification of the appointment of KPMG Audit Plc as our statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company) and the ratification that the Audit Committee is authorized to determine our statutory auditors’ remuneration.

Resolution 5—	FOR re-approval of the Ensco 2005 Cash Incentive Plan, including the material terms of the performance goals for purposes of Section 162(m) of the Internal Revenue Code.

How are abstentions and broker non-votes treated? How will they be counted for quorum purposes?

In determining the number of votes cast, shares abstaining from voting or not voted on a resolution will not be treated as votes cast. However, abstentions and broker non-votes will be deemed as “present” at the Meeting and counted for quorum purposes, but will have no effect on any of the resolutions. For purposes of the Meeting, the shareholders present in person or by proxy who represent at least a majority of our Class A ordinary shares (represented by ADSs) entitled to vote at the Meeting will constitute a quorum.

If a broker holds your shares, you may have received a Notice of Internet Availability of Proxy Materials, proxy materials via e-mail or this Proxy Statement together with a voting instruction card from your broker. It is important that you vote your shares as instructed.

Rules of the New York Stock Exchange (“NYSE”) determine whether resolutions presented at shareholder meetings are “discretionary” or “non-discretionary” with respect to broker voting. If a resolution is discretionary, a broker may vote on the resolution without voting instructions from the owner. Under the rules of the NYSE, the resolutions to ratify the appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2010 and to ratify the appointment of KPMG Audit Plc as our statutory auditors under Companies Act 2006 are considered “discretionary.” This means that brokers may vote on these matters in their discretion on behalf of beneficial owners who have not voted their shares.

However, all other resolutions, including the resolutions to elect directors and re-approve the Ensco 2005 Cash Incentive Plan, are considered non-routine matters that are considered “non-discretionary” under the NYSE rules governing broker votes. With respect to these resolutions, your broker must receive voting instructions from you, as it does not have discretionary voting power.

What vote is required to approve each resolution?

All resolutions will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each resolution will be approved if a majority of the votes cast for or against are cast in favor of the resolution.

Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes and submit them to our inspectors of election. The inspectors of election will be present at the Meeting.

Who pays the cost of this proxy solicitation?

We pay the costs of soliciting proxies. Upon request, we will reimburse brokers, banks, trusts and other nominees for reasonable expenses incurred by them in forwarding the proxy materials to owners of shares.

Is this Proxy Statement the only way that proxies are being solicited?

In addition to distributing these proxy materials, a third-party proxy solicitation firm may be hired to solicit proxies and certain of our directors, officers or employees may solicit proxies by telephone, facsimile, e-mail or personal contact. Only a third-party proxy solicitation firm will be compensated.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are following the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials to most of our shareholders. Instructions on how to access the proxy materials and vote over the Internet may be found in that Notice.

Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

In respect of holders of record of ADSs and street name holders, if you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled using the same process for all of your holdings this year. If you would like to change the method of delivery, please follow the instructions shown below under “Can I choose the method in which I receive future proxy materials?”.

Why did I receive more than one proxy card or voting instruction card?

You may receive multiple proxy cards or voting instruction cards if you hold shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. You should vote on and sign each proxy card or voting instruction card you receive.

How can I access the proxy materials over the Internet?

Pursuant to rules adopted by the SEC, we provide shareholders access to our proxy materials for the Meeting over the Internet. The proxy materials for the 2010 Meeting are available at www.proxyvote.com. To access these materials and to vote, follow the instructions shown on the proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials.

Can I get paper copies of the proxy materials?

You may request paper copies of the proxy materials, including our 2009 Annual Report, by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted at www.proxyvote.com.

Can I choose the method in which I receive future proxy materials?

There are three methods in which holders of record of ADSs and “street name” shareholders may receive future proxy materials or notice thereof:

•	Notice and Access—Currently, the Company furnishes proxy materials over the Internet and mails a Notice of Internet Availability of Proxy Materials to most shareholders.

•

E-mail—If you would like to have earlier access to future proxy materials and reduce the costs incurred in printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you terminate it. If you wish to receive all future materials electronically, please visit www.investordelivery.com to enroll or, if voting electronically at www.proxyvote.com, follow the instructions to enroll for electronic delivery after you vote.

•

Mail—You may request distribution of paper copies of future proxy materials by mail by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. If voting electronically at www.proxyvote.com, follow the instructions to enroll for paper copies by mail after you vote.

Shareholders of record will only receive paper copies of our proxy materials.

How do I vote my shares?

If you are a “shareholder of record” of our Class A ordinary shares, you may vote your shares in person at the Meeting (any resolution put to vote at a general meeting shall be decided on a poll) or, in accordance with provisions in the Companies Act 2006 and in accordance with our Articles of Association, you are entitled to appoint another person as your proxy to exercise all or any of your rights to attend and to speak and vote at the Meeting and to appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by you). Such proxy need not be a shareholder of record.

If you are a “holder of record of ADSs,” your name will appear on the register of Citibank as the Depositary, and Citibank (or its nominee), as the registered holder of the Class A ordinary shares underlying your ADSs, will, insofar as practicable and permitted under applicable law, the provisions of the deposit agreement and our Articles of Association, vote the Class A ordinary shares underlying your ADSs in accordance with your voting instructions.

If you want the depositary to vote your shares at the Meeting, you may provide your voting instructions to the depositary via the Internet, by telephone or by sending in a completed voting instruction card, as described on the voting instruction card:

•	via the Internet at www.proxyvote.com;

•	by telephone by calling 1-800-690-6903; or

•	if you received a paper copy, by mailing in the proxy card sent to you by the depositary.

Voting instructions must be received by the depositary by 23:59 EDT on 18 May 2010 (the “ADS voting cutoff time”).

If the depositary timely receives voting instructions that fail to specify the manner in which the depositary is to vote the Class A ordinary shares represented by ADSs, the depositary will vote in favor of the items set forth in such voting instructions. Class A ordinary shares represented by ADSs for which no timely voting instructions are received by the depositary will not be voted.

If you wish to attend the Meeting in person, representatives of the depositary will be present at the Meeting to verify your right to attend, but you may not speak or vote at the Meeting unless you hold a valid proxy from the depositary. Please bring the proxy and proof of your identity to the Meeting.

If you are a “street name” holder, your broker, bank, trust or other nominee will arrange to provide materials and instructions for voting your ADSs. If you wish to attend the Meeting, you will need to bring evidence of your share ownership in the form of a currently-dated letter from your broker, bank, trust or other nominee and proof of your identity. On verification of such evidence, you will be admitted to the Meeting, but may not speak or vote at the Meeting unless you hold a valid proxy from the depositary.

If you are a current or former Ensco employee who holds shares in the Ensco Savings Plan, you will receive voting instructions from the trustee of the plan for shares allocated to your account. If you fail to give voting instructions to the trustee, your shares will be voted by the trustee in the same proportion and direction as shares held by the trustee for which voting instructions were received. To allow sufficient time for voting by the trustee and administrator of the Ensco Savings Plan, your voting instructions for shares held in the plan must be received by 23:59 (EDT) on 16 May 2010.

Can I vote my shares by completing and returning the Notice of Internet Availability of Proxy Materials?

No, the Notice of Internet Availability of Proxy Materials will instruct you on how to vote.

Can I vote my shares in person at the Meeting?

If you are a “shareholder of record” of our Class A ordinary shares, you may speak and vote your shares in person at the Meeting.

If you are a holder of record of ADSs, you must obtain a proxy from the depositary for the ADSs, giving you the right to speak and vote the shares at the Meeting.

If you hold ADSs in “street name,” your broker, bank, trust or other nominee must obtain a proxy from the depositary giving you the right to speak and vote the shares at the Meeting.

Can I change my vote?

If you are a shareholder of record, you may revoke your proxy or otherwise change your vote by doing one of the following:

•	sending a written notice of revocation to our Secretary that must be received prior to the Meeting, stating that you revoke your proxy;

•

signing and submitting a proxy card that is the last validly delivered or received proxy card prior to the time for holding the Meeting in accordance with the instructions included in the proxy card; or

•	attending the Meeting and voting your shares in person.

If you are a holder of record of ADSs, you may revoke your voting instructions or otherwise change your vote by doing one of the following:

•	sending a written notice of revocation to the depositary that must be received before the ADS voting cutoff time, stating that you revoke your proxy;

•

signing and submitting a later-dated voting instruction card that must be received by the depositary before the ADS voting cutoff time in accordance with the instructions included in the voting instruction card; or

•	if you voted electronically, by returning to www.proxyvote.com and changing your vote before the ADS voting cutoff time. Follow the same voting process, and your original vote will be superseded.

If you are a beneficial owner of our shares and a broker or other nominee holds your shares, you can revoke your voting instructions or otherwise change your vote by following the instructions provided by your broker or other nominee.

If you have any further questions about voting your shares or attending the Meeting, please contact our Investor Relations Department at (214) 397-3000.

OWNERSHIP OF VOTING SECURITIES

The following tables show amounts and percentages of our shares owned beneficially as of 31 March 2010 by (i) each person or group known by us to beneficially own more than 5% of our outstanding Class A ordinary shares (the only class of voting securities outstanding); (ii) each of our directors and director nominees, including employee directors; (iii) our Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers identified in the 2009 Summary Compensation Table (the “Named Executive Officers”); and (iv) all of our current directors and executive officers as a group.

Beneficial Ownership Table

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage
FMR, LLC	14,394,529	(2)	10.10
82 Devonshire Street
Boston, MA 02109

Executive Officers, Directors and Director Nominees:
Daniel W. Rabun	327,252	(3)	—	(8)
Chairman, President and Chief Executive Officer
William S. Chadwick, Jr.	197,193	(3)(4)	—	(8)
Executive Vice President and Chief Operating Officer
Patrick Carey Lowe	58,317	(3)	—	(8)
Senior Vice President
John Mark Burns	73,809	(3)(4)	—	(8)
Senior Vice President
James W. Swent III	119,704	(3)	—	(8)
Senior Vice President—Chief Financial Officer
Thomas L. Kelly II	45,719	(5)	—	(8)
Director and Director Nominee
Paul E. Rowsey, III	37,731	(5)	—	(8)
Director
Gerald W. Haddock	29,903	(5)(6)	—	(8)
Director
Rita M. Rodriguez	23,982	(5)	—	(8)
Director and Director Nominee
David M. Carmichael	21,320	(5)	—	(8)
Director
C. Christopher Gaut	20,570	(5)	—	(8)
Director
Keith O. Rattie	13,449	(5)(6)	—	(8)
Director
J. Roderick Clark	10,320	(5)	—	(8)
Director
All Directors and executive officers as a Group (19 persons, including those named above)	1,146,057	(7)	—	(8)

(1)	As of 31 March 2010, there were 142,513,347 shares outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.
(2)	Based on the Schedule 13G filed on 11 March 2010, FMR, LLC and/or certain related parties described in the Schedule 13G may be deemed to be the beneficial owners of 14,394,529 shares as of 31 December 2009, for which they have sole voting power for 621,821 shares.

(3)	Includes shares immediately issuable upon exercise of stock options as of 31 March 2010 and shares issuable upon exercise of stock options that vest within 60 days of 31 March 2010, and unvested shares of restricted stock that vest at an annual rate as follows:

	Options	Restricted Stock
		Number of Shares	Annual Vesting
Daniel W. Rabun	137,500	5,000	5,000
		30,000	5,000
		24,999	8,333
		61,332	15,333
		27,030	9,010

		148,361

William S. Chadwick, Jr.	56,875	16,000	4,000
		1,750	1,750
		6,378	1,063
		7,666	3,833
		9,999	3,333
		26,668	6,667
		18,333	6,111

		86,794

Patrick Carey Lowe	—	15,600	3,900
		9,849	3,283
		30,000	15,000

		55,449

John Mark Burns	—	35,468	8,867
		9,849	3,283
		20,000	10,000

		65,317

James W. Swent III	36,250	20,000	5,000
		1,500	1,500
		4,666	2,333
		8,001	2,667
		18,668	4,667
		9,849	3,283
		6,000	3,000

		68,684

(4)	Also includes the following shares held indirectly under the Ensco Savings Plan and the Ensco Supplemental Executive Retirement Plan or the 2005 Ensco Supplemental Executive Retirement Plan (both collectively referred to below as the “SERP”), which are described below in “Compensation Discussion and Analysis”:

	Ensco Savings Plan	SERP
William S. Chadwick, Jr.	9	2
John Mark Burns	973	997

(5)	Includes shares immediately issuable upon exercise of stock options (all outstanding non-employee director stock options fully vested upon grant) as follows:

	Options	Restricted Stock
		Number of Shares	Annual Vesting
Thomas L. Kelly II	9,000	150	150
		600	300
		900	300
		2,400	600
		5,570	1,114

		9,620

Paul E. Rowsey, III	12,000	150	150
		600	300
		900	300
		2,400	600
		5,570	1,114

		9,620

Gerald W. Haddock	9,000	150	150
		600	300
		900	300
		2,400	600
		5,570	1,114

		9,620

Rita M. Rodriguez	12,000	150	150
		600	300
		900	300
		2,400	600
		5,570	1,114

		9,620

David M. Carmichael	9,000	150	150
		600	300
		900	300
		2,400	600
		5,570	1,114

		9,620

C. Christopher Gaut	—	4,000	1,000
		5,570	1,114

		9,570

Keith O. Rattie	—	4,000	1,000
		5,570	1,114

		9,570

J. Roderick Clark	—	4,000	1,000
		5,570	1,114

		9,570

(6)	Also includes the following shares held indirectly under the Non-Employee Director Deferred Compensation Plan, which is described below in “Compensation Discussion and Analysis”:

Gerald W. Haddock	8,583
Keith O. Rattie	1,379

(7)	Denotes all shares owned by our executive officers and directors and members of their immediate family sharing the same household, including 615,988 unvested shares of restricted stock, 325,165 shares issuable upon exercise of stock options and 13,268 shares held indirectly under the Ensco Savings Plan, SERP and Non-Employee Director Deferred Compensation Plan.
(8)	Ownership is less than 1% of our shares outstanding.

RESOLUTIONS 1 & 2

1.	TO ELECT THOMAS L. KELLY II AS A CLASS II DIRECTOR OF ENSCO PLC FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2013.

2.	TO ELECT RITA M. RODRIGUEZ AS A CLASS II DIRECTOR OF ENSCO PLC FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2013.

Our Articles of Association provide that our Board is divided, or “classified”, as respects the period of time our directors individually hold office. Our Board is divided into three classes (Classes I, II and III) each consisting of, as nearly as possible, one-third of the Board with each class of directors having a staggered three-year term. Our Articles of Association specify that our Board will be composed of not less than three nor more than fifteen directors. Due to the pending retirement of David M. Carmichael, currently a Class II Director, which will be effective immediately before the meeting is called to order, our Board has resolved to reduce its size to eight members following his resignation and, in any event, immediately prior to the Meeting being called to order, with three directors each in Class I and Class III and two directors in Class II.

The current term for our Class II Directors will expire at the Meeting. The current term for our Class III Directors will expire at the 2011 Annual General Meeting of Shareholders, and the current term for our Class I Directors will expire at the 2012 Annual General Meeting of Shareholders.

Two persons have been nominated by our Board for election to three-year terms as Class II Directors at the Meeting, both of whom are incumbent Class II Directors.

As a result of the redomestication, we now have majority voting for election of directors in all elections. Under our Articles of Association, when a quorum is present, a nominee seeking election to a directorship shall be elected if a majority of the votes cast for or against are cast in favor of the resolution to elect the director nominee. In determining the number of votes cast, shares that abstain from voting or not voted will not be treated as votes cast. You may cast your vote for or against Resolutions 1 or 2 or abstain from voting your shares on either or both of these resolutions.

Unless otherwise instructed, the persons designated as proxies will vote all proxies received FOR Resolutions 1 and 2.

Nominees

Class II Directors (For election to a term to expire at the annual general meeting of shareholders to be held in 2013)

Thomas L. Kelly II; age 51; General Partner of CHB Capital Partners

Mr. Kelly has been one of our directors since September 1987. He is a co-founder and has been a General Partner of CHB Capital Partners, a private equity fund that provides capital and expertise to closely-held businesses, since July 1994. Between 1984 and 1994, he served as a principal with private equity investment companies. Mr. Kelly holds Bachelor of Arts in Economics and Bachelor of Science in Administrative Science degrees from Yale University and a Masters of Business Administration degree from Harvard University. Mr. Kelly currently is Chairman of our Nominating, Governance and Compensation Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Kelly should serve as a director include his extensive experience as a general partner in a private equity fund, his considerable expertise in finance and investment activities, his private and public company board service in multiple industries, including the oilfield services industry, his experience in serving on audit, compensation and executive board committees, and his significant experience with the financial, investment and strategic aspects of corporate oversight.

Rita M. Rodriguez; age 67; Senior Fellow, Woodstock Theological Center at Georgetown University

Dr. Rodriguez has been one of our directors since August 2003. An international finance researcher and advisor who has authored numerous books and articles, Dr. Rodriguez has been a Fellow and Senior Fellow of the Woodstock Theological Center at Georgetown University since September 2002. Dr. Rodriguez was self-employed in the field of international finance from March 1999 to September 2002. She was a full-time member of the Board of Directors of the Export-Import Bank of the United States between 1982 and March 1999, a Professor of Finance at the University of Illinois at Chicago from 1978 to 1982 and an Assistant and Associate Professor of Business Administration at Harvard Business School from 1969 to 1978.

Dr. Rodriguez serves as a member of the Board of Directors of Affiliated Managers Group, Inc., Phillips-Van Heusen Corporation and Private Export Funding Corporation (a private sector company, which assists in the financing of U.S. exports through the mobilization of private capital). She is Chairperson of the Audit Committees of Affiliated Managers Group, Inc. and Private Export Funding Corporation and is a member of the Audit Committee of Phillips-Van Heusen Corporation. Dr. Rodriguez holds a Bachelor of Business Administration degree from the University of Puerto Rico, as well as Masters of Business Administration and Doctor of Philosophy degrees from the New York University Graduate School of Business. Dr. Rodriguez currently serves on our Audit Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Dr. Rodriguez should serve as a director include her extensive professional and academic experience and financial expertise, her practical and academic experience in international corporate finance, her role in policy making at a senior U.S. government level for 16 years as a Presidential appointee, her interest and experience in governance, ethics and corporate social responsibility, and her ten years of corporate board experience that includes service as a chairperson of several audit committees.

The Board of Directors recommends that shareholders vote “FOR” Resolution 1 to elect Thomas L. Kelly II as a Class II Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2013 and “FOR” Resolution 2 to elect Rita M. Rodriguez as a Class II Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2013.

Class II Director (term to expire at the general meeting of shareholders to be held in 2010; not standing for re-election)

David M. Carmichael; age 70;

Mr. Carmichael has been one of our directors since May 2001. He has been a private investor since June 1996. Between 1994 and 1996, he served as Vice Chairman and Chairman of the Management Committee of KN Energy, Inc., which merged with American Oil & Gas Corporation during 1994. From 1985 until its merger with KN Energy, Inc., Mr. Carmichael served as Chairman, Chief Executive Officer and President of American

Oil & Gas Corporation. He formed CARCON Corporation during 1984, where he served as President and Chief Executive Officer until its merger into American Oil & Gas Corporation during 1986. From 1976 to 1984, Mr. Carmichael was Chairman and Chief Executive Officer of WellTech, Inc. He served in various senior management positions with Reading & Bates Corporation between 1965 and 1976. Mr. Carmichael is a director and Compensation Committee member of Cabot Oil & Gas Corporation and Natural Resource Partners L.P. He also serves on the Audit Committee of Natural Resource Partners L.P. Mr. Carmichael holds a Plan II Honors Degree from the School of Arts and Sciences at The University of Texas at Austin and a Juris Doctorate Degree from The University of Texas School of Law. Mr. Carmichael currently serves on our Nominating, Governance and Compensation Committee.

Pursuant to our Corporate Governance Policy, a director may not stand for re-election to the Board if he or she is 70 years old or older. Accordingly, Mr. Carmichael will retire from our Board upon completion of his current term.

Current Directors

Class III Directors (Term expires at the annual general meeting of shareholders to be held in 2011)

J. Roderick Clark; age 59; Former President and Chief Operating Officer of Baker Hughes Incorporated (Retired)

Mr. Clark has been one of our directors since May 2008. He served as President and Chief Operating Officer (“COO”) of Baker Hughes Incorporated from February 2004 through January 2008. Before becoming President and COO, he served as Vice President, Marketing and Technology. Mr. Clark joined Baker Hughes Incorporated during 2001 as President of Baker Petrolite. He formerly served as President and Chief Executive Officer of Consolidated Equipment Companies Inc. He also formerly served as President of Sperry-Sun, a Halliburton company. Mr. Clark has held financial, operational and leadership positions with FMC Corporation, Schlumberger and Grace Energy Corporation. Mr. Clark serves as a member of the Board of Directors and Audit Committee of Teekay Corporation, as a member of the Board of Directors and Governance Committee of Kirby Corporation, as a member of the Board of Trustees of Dallas Theological Seminary and as a member of the Board of Trustees of the Center for Christian Growth (T Bar M Camps). He holds Bachelor of Arts and Masters of Business Administration degrees from the University of Texas. Mr. Clark currently serves on our Nominating, Governance and Compensation Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Clark should serve as a director include his thirty years of experience in the oilfield services industry serving global markets, his drilling industry experience, his service as an executive officer in a Fortune 500 company, his corporate governance, compliance and risk management experience, and his board and audit committee service for a public company engaged in tanker shipping operations.

Daniel W. Rabun; age 55; Chairman, President and Chief Executive Officer of the Company

Mr. Rabun has been one of our directors since March 2006, when he joined us as President. Mr. Rabun was appointed to serve as our Chief Executive Officer effective 1 January 2007 and elected Chairman of our Board on 22 May 2007. Before joining Ensco during 2006, Mr. Rabun was a partner at the international law firm of Baker & McKenzie LLP. Mr. Rabun provided legal advice and counsel to us for over fifteen years before joining the Company and served as one of our directors during 2001. He has been a Certified Public Accountant since 1976 and a member of the Texas Bar since 1983. He holds a Bachelor of Business Administration degree in Accounting from the University of Houston and a Juris Doctorate degree from Southern Methodist University.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Rabun should serve as a director include his service as our Chairman, President and Chief Executive Officer over the past several years, his prior service as outside counsel to Ensco, including a leading role in our Company’s significant merger, acquisition and financing transactions, his qualifications and experience as a Certified Public Accountant, and his general business and financial acumen.

Keith O. Rattie; age 56; Chairman, President and Chief Executive Officer of Questar Corporation

Mr. Rattie has been one of our directors since May 2008. He serves as Chairman, President and Chief Executive Officer of Questar Corporation (a natural gas focused energy company). He was named President of Questar in February 2001, Chief Executive Officer in May 2002 and Chairman in May 2003. Mr. Rattie previously served as Vice President and Senior Vice President of Coastal Corporation (a diversified energy company). Prior to joining Coastal, he spent 19 years with Chevron Corporation in various engineering and management positions, including General Manager of Chevron’s international gas unit. Mr. Rattie serves as a director of Zions First National Bank, a subsidiary of Zions Bancorporation, and is a past Chairman of the Board of the Interstate Natural Gas Association of America. Mr. Rattie also serves on the Wyoming Energy Resources Council, a position appointed by the State of Wyoming. He holds a Bachelor of Science degree in Electrical Engineering from the University of Washington and a Masters of Business Administration degree from St. Mary’s College. Mr. Rattie currently serves on our Audit Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Rattie should serve as a director include his extensive background and experience in the energy industry, his prior and current engineering and management positions, his experience as a Chief Executive Officer in general and as respects management, stewardship, investor and stakeholder relationships in particular, and his knowledge of global equity markets.

Class I Directors (Term expires at the annual general meeting of shareholders to be held in 2012)

C. Christopher Gaut; age 53; Managing Director, SCF Partners

Mr. Gaut has been one of our directors since May 2008. Since February 2010, he has served as Managing Director of SCF Partners, a Houston, Texas based private equity firm that engages in the investment in and acquisition of energy service companies. He previously served as President of Halliburton Company’s Drilling and Evaluation Division from January 2008 until April 2009. Prior to assuming that position, he served as Executive Vice President and Chief Financial Officer of Halliburton Company, one of the world’s largest providers of products and services to the energy industry. He is Chairman of the Board of Directors of the Reservoir Group and he is on the Board of Directors of Forum Oilfield Technologies, Inc., both of which are private companies in the energy industry. Mr. Gaut holds a Bachelor of Arts degree in Engineering Sciences from Dartmouth College and a Masters of Business Administration degree from the Wharton School of Business at the University of Pennsylvania. Mr. Gaut currently serves on our Nominating, Governance and Compensation Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Gaut should serve as a director include his vast experience in the drilling and oilfield services industries, having served in executive positions with our Company and Halliburton prior to becoming Managing Director of SCF Partners, and his strong background in finance, financial and operations management, and investments in the energy sector.

Gerald W. Haddock; age 62; Private Investor

Mr. Haddock has been one of our directors since December 1986. During 2000, he founded Haddock Enterprises, LLC, an entrepreneurial development company concentrating in oil and gas and real estate, located in Fort Worth, Texas, and has served as its President since that time. Mr. Haddock formerly served as President and Chief Operating Officer of Crescent Real Estate Equities Company from 1994 to 1996 and as President and CEO of Crescent Real Estate Equities Company from 1996 to 1999. During 2005, Mr. Haddock joined the Board of Directors of Meritage Homes Corporation and has served on its Executive Compensation Committee since August 2005. In addition, he was named Chairman of its Nominating and Corporate Governance Committee during 2006 and named to the Audit Committee during 2009. He also serves on the Baylor Foundation Board of Directors. In August 2005, Mr. Haddock was named a member of the Board of Trustees of The M.D. Anderson Proton Therapy Education and Research Foundation. Mr. Haddock is a former Board member of Cano Petroleum Inc., having served from late December 2004 through October 2008. Mr. Haddock holds Bachelor of Business Administration and Juris Doctorate degrees from Baylor University. He also received a Masters of Laws in Taxation degree from New York University and a Masters of Business Administration degree from Dallas Baptist University. Mr. Haddock currently serves as Chairman of our Audit Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Haddock should serve as a director include his experience as an attorney and investor with significant involvement in corporate governance, financial and tax matters, his knowledge and expertise in international tax and business activities, his service as a Chief Executive Officer and President of a publicly-traded real estate company, and his extensive service on our Board and on other public company boards, including service on audit, executive compensation, nominating and corporate governance committees.

Paul E. Rowsey, III; age 55; Managing Partner, E2M Partners, LLC

Mr. Rowsey has been one of our directors since January 2000. He is currently the Managing Partner and a founder of E2M Partners, LLC, a private real estate management and investment firm. Prior to forming E2M in January 2005, Mr. Rowsey was a founder and President of Eiger, Inc., a sponsor and manager of real estate funds. Prior to forming Eiger during 1999, he was the President and a member of the Board of Directors of Rosewood Property Company, a vertically integrated real estate operating, development and investment company. Mr. Rowsey served as a member of the Board of Trust Managers of Crescent Real Estate Equities Company from 1994 until 2007. He holds a Bachelor of Arts in Management Science degree from Duke University and a Juris Doctorate degree from Southern Methodist University. Mr. Rowsey currently serves on our Audit Committee.

The particular experience, qualifications, attributes and skills that led our Nominating, Governance and Compensation Committee and Board to conclude that Mr. Rowsey should serve as a director include his expertise in financial, business and legal matters, his extensive negotiating experience in complex business transactions, and his general business acumen.

RESOLUTIONS 3 & 4

3.	TO RATIFY THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

4.	TO RATIFY THE APPOINTMENT OF KPMG AUDIT PLC AS OUR STATUTORY AUDITORS UNDER COMPANIES ACT 2006 (TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING AT WHICH ACCOUNTS ARE LAID BEFORE THE COMPANY) AND TO RATIFY THAT THE AUDIT COMMITTEE IS AUTHORIZED TO DETERMINE OUR STATUTORY AUDITORS’ REMUNERATION.

Our Audit Committee has appointed the U.S. accounting firm of KPMG LLP to serve as our U.S. independent registered public accounting firm for the fiscal year ending 31 December 2010. KPMG LLP has served as our U.S. independent registered public accounting firm for the fiscal year ended 31 December 2002 and thereafter, having been duly appointed by the Board of Directors or by the Audit Committee in conformity with the then applicable rules. KPMG Audit plc, the U.K. affiliate of KPMG LLP, has served as the statutory auditors under Companies Act 2006 for Ensco plc since its re-registration as a public limited company in December 2009. Representatives of KPMG are expected to be present at the Meeting to respond to questions and to make a statement should they so desire.

The Board of Directors recommends that shareholders vote “FOR” Resolution 3 to ratify the Audit Committee’s appointment of KPMG as our U.S. independent registered public accounting firm for the year ending 31 December 2010 and “FOR” Resolution 4 to ratify the appointment of KPMG Audit plc as our statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company) and to ratify that the Audit Committee is authorized to determine our statutory auditors’ remuneration.

Independent Auditor Pre-approval Policies and Procedures

Consistent with SEC rules and policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our U.S. independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our U.S. independent registered public accounting firm.

Under the policy, we submit an itemized listing of all services for which pre-approval is requested to the Audit Committee. Such itemized listing includes a description of each proposed service, the associated estimated fees and other terms of the engagement. To the extent any such service is a non-audit service, the submission includes a determination that such service qualifies as a permitted non-audit service and an explanation as to why the provision of such service would not impair the independence of our U.S. independent registered public accounting firm.

Fees and Services

The aggregate fees (excluding value added taxes) billed to us for the fiscal years ended 31 December 2009 and 2008 by KPMG and its affiliates, were as follows (in thousands):

	2009	2008
Audit Fees(1)	$1,599	$1,677
Audit-Related Fees	—	—
Tax Fees(2)	96	167
All Other Fees	—	—

	$1,695	$1,844

(1)	Includes fees for the audit of our annual consolidated financial statements, audit of the effectiveness of our internal control over financial reporting, reviews of condensed consolidated financial statements included in our Forms 10-Q, statutory audits, regulatory attestation services and procedures conducted in connection with consents to incorporate their reports into registration statements filed with the SEC for the respective years.
(2)	Represents fees for tax compliance services.

Our Audit Committee pre-approved the services provided during 2008 and 2009 described above in accordance with our Audit Committee’s policy and the pre-approval requirements of the Sarbanes-Oxley Act of 2002. Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act of 2002, was applicable. Our Audit Committee has considered whether the provision of non-audit services by KPMG were compatible with maintaining KPMG’s independence.

RESOLUTION 5

5.	TO RE-APPROVE THE ENSCO 2005 CASH INCENTIVE PLAN, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREIN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE.

The Nominating, Governance and Compensation Committee and the Board of Directors of Ensco Delaware, our predecessor, approved and adopted the Ensco 2005 Cash Incentive Plan (“ECIP”), effective 1 January 2005, subject to shareholder approval, to satisfy certain requirements of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The shareholders of the Company approved the ECIP on 3 May 2005. A copy of the amended and restated ECIP is included as Annex A to this Proxy Statement.

Section 162(m) of the Code generally disallows a U.S. federal income tax deduction to any publicly-held corporation for compensation (including cash and/or stock bonuses) paid in excess of $1 million in any taxable year to its principal executive officer or any of its three other most highly-compensated officers (other than the principal executive officer and the principal financial officer) who are employed by it on the last day of the taxable year (each such individual being referred to as a “Covered Employee”). However, Section 162(m) provides an exception for “performance-based” compensation, including amounts paid under qualifying bonus plans.

Section 162(m) requires that certain actions be taken by a committee responsible for compensation comprised solely of two or more outside directors and that the material terms of such compensation be approved by a majority vote of the shareholders in order for compensation paid under bonus plans to qualify as “performance-based” compensation. After such approval, no additional approval is required unless the committee responsible for compensation changes the material terms of the performance goal. The material terms of the performance goal must be disclosed to and be re-approved by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goal.

To allow us to qualify for the U.S. income tax deduction and thereby enhance shareholder returns, we obtained shareholder approval of the ECIP and the material terms of the related performance goals during 2005. The Nominating, Governance and Compensation Committee and the Executive Compensation Subcommittee consider the implications of Section 162(m) and generally prefer to grant compensation awards that will be deductible without limitation where doing so will further the purposes of our executive compensation philosophy and objectives.

Our shareholders, including holders of our ADSs, must re-approve the material terms of the performance goals of the ECIP in order to ensure any future tax deductions. If the existing performance goals are not re-approved by our shareholders within the required timeframe, the ECIP will continue in effect; however, any future U.S. deductions under such plan would be limited as described above. Accordingly, we are soliciting shareholder re-approval of the material terms of the performance goals in the ECIP.

General

The purposes of the ECIP are to:

•	offer selected employees and officers an opportunity to participate in the growth and financial success of the Company;

•	provide an opportunity to attract and retain the best available personnel for positions of substantial responsibility;

•	provide incentives to employees by means of performance-related incentives to achieve short-term performance goals; and

•	promote the growth and success of the Company’s business by aligning the financial interests of the Company’s employees with that of its shareholders.

Subject to employment continuation requirements, bonuses awarded for a fiscal year are paid in cash after the end of that fiscal year following certification by our Nominating, Governance and Compensation Committee or its Executive Compensation Subcommittee (for purposes of this discussion regarding Resolutions collectively referred to as the “Committee” where appropriate) that bonuses have been earned and are payable for that fiscal year. The ECIP is designed to preserve under Section 162(m) any future U.S. tax deduction for formula-derived bonuses paid for a fiscal year to the Covered Employees for that fiscal year.

The ECIP is administered by the Compensation Committee. The Compensation Committee will at all times consist solely of at least two directors who are “independent” within the meaning of applicable rules of the SEC and the NYSE. Matters requiring approval of two or more “outside directors,” as defined by Section 162(m) of the Code, in order to permit any future U.S. tax deduction for compensation over $1 million paid to certain executive officers will be referred to the Executive Compensation Subcommittee, all of the members of which meet such qualification.

The Committee is authorized to:

•	interpret the ECIP and all awards;

•	adopt, amend and rescind rules and regulations for the ECIP’s operation;

•	select recipients of awards;

•	determine the business criteria to measure the level of Company performance;

•	establish and interpret performance measures and the specific performance factors and targets for those performance measures to determine formula-derived bonuses;

•	evaluate the level of performance for a fiscal year and certify the level of performance attained with respect to performance measures and specific performance factors and targets;

•	determine and approve all formula-derived bonuses and discretionary bonuses;

•	modify or waive restrictions on awards; and

•	amend awards.

All decisions, determinations and interpretations of the Compensation Committee are final and binding on all participants. In making its determinations, the Compensation Committee may rely on opinions, reports or statements of the Company’s officers and employees and of its counsel, independent registered public accounting firm and other professional or expert persons.

Participants

The ECIP uses a two-tiered design to determine the eligible participants for each fiscal year. The two tiers are the:

•

corporate employee group, which includes the Chief Executive Officer (“CEO”), the other executive officers who have an impact on strategic direction, and the key employees who are corporate department directors, managers and selected key senior professionals such as critical engineering talent; and

•

business unit employee group, which consists of key business unit leaders, ranging from general managers to directors of staff functions in the business units, and business unit managers, including risk managers, functional managers and selected key senior professionals.

Each fiscal year, the Compensation Committee or, in certain cases, the CEO selects the participants for the fiscal year and determines the tier in which each participant is included. The selection of participants for a fiscal year may be made after the fiscal year has commenced as long the Compensation Committee’s selections are made in writing by no later than 90 days after the commencement of that fiscal year and the outcome is substantially uncertain at the time that the determinations are made. A new or current employee who moves into an eligible tier during a fiscal year may participate at the discretion of the CEO and such individual’s bonus will be pro-rated for the portion of that fiscal year he or she is eligible. The Company currently has approximately 240 officers and key employees who have been designated as participants in the ECIP.

Annual Performance Bonuses

Each fiscal year, formula-derived bonus amounts are calculated based on a combination of established objectively-determinable performance measures considered to be important by the Committee and CEO in promoting and sustaining the overall success of the Company. The Committee and CEO approve target awards each fiscal year for each tier group of eligible employees and establish financial and other performance criteria applicable to determine that year’s formula-derived bonuses. Formula-derived bonuses are calculated based upon specified levels of achievement of such performance criteria in addition to individual merit.

The ECIP establishes a direct relationship between the payment of formula-derived bonuses and key performance measures of the Company and individual participant contributions to the achievement of strategic team goals. The key performance measures are business criteria (and related factors) selected by the Committee to measure the level of performance of the Company, its subsidiaries, business units, divisions or departments during the fiscal year which are determined on the same basis as the Company’s published financial statements. The key performance measures that may be used are:

•	net income as a percentage of revenue;

•	earnings per share;

•	return on net assets employed before interest and taxes (“RONAEBIT”);

•	operating margin as a percentage of revenue;

•	safety performance relative to industry standards and the Company annual target;

•	strategic team goals;

•	net operating profit after taxes;

•	net operating profit after taxes per share;

•	return on invested capital;

•	return on assets or net assets;

•	total shareholder return;

•	relative total shareholder return (as compared with a peer group of the Company);

•	earnings before income taxes;

•	net income;

•	free cash flow;

•	free cash flow per share;

•	revenue (or any component thereof);

•	revenue growth; or

•	any other performance objective approved by our shareholders in accordance with Section 162(m).

The performance measures currently used to determine formula-derived bonuses for the corporate employee group are earnings per share, RONAEBIT, overall Company safety performance and strategic team goals. The current performance measures for the business unit employee group are earnings per share, RONAEBIT, business unit operating margin as a percentage of revenue, business unit safety performance and strategic team goals.

Additionally, in determining the annual bonuses for the CEO and selected senior executives for a fiscal year, the Committee may increase or decrease an award based upon determinations regarding achievement (or non-achievement) of individual goals pre-established and approved by the Committee (following consultation with, and concurrence by, the independent members of the Board in respect of the CEO) as generally recommended by the CEO for other selected senior executives. Such an increase or decrease may not exceed 25% of the formula-derived bonus for the fiscal year as determined by the Committee. The Committee’s general practice and intention is to sparingly utilize individual goal performance to increase or decrease the formula-derived bonuses so that the overall impact of the individual goals does not significantly vary the total amount of bonus paid in any fiscal year.

The ECIP bonus amounts that could be earned by our Named Executive Officers for the 2010 plan year are included in the footnotes following the Summary Compensation Table in this Proxy Statement. Additionally, the threshold, target and maximum estimated possible payouts for our other executive officers and non-executive officer ECIP participants for the 2010 plan year were approved by the Committee in March 2010 as follows:

	Threshold	Target	Maximum
Executive Officers	$290,960	$581,920	$1,163,840
Non-Executive Officers	$2,953,643	$5,907,286	$11,814,573

Any cash payment of a formula-derived bonus for a fiscal year is contingent upon satisfaction of the performance targets established for that fiscal year. The determination of (i) the performance goals that will apply to a fiscal year, (ii) with respect to each performance goal, the specific performance factors and targets related to each participant and, if achieved, the targeted amount of his or her formula-derived bonus and (iii) the criteria for computing the amount that will be paid with respect to each level of attained performance, may be made after the fiscal year has commenced as long as the Committee’s determinations are made in writing by not later than 90 days after the commencement of that fiscal year and the outcome is substantially uncertain at the time that the determinations are made.

The performance measures, performance factors and specific targets may be absolute, relative to one or more other companies or relative to one or more other indices. Except to the extent that reserving or exercising such discretion is not permissible under Section 409A of the Code, the performance measures, performance factors and specific targets may be adjusted for specified significant extraordinary items or events, changes in outstanding shares or other corporate structure or changes in law or accounting practices.

The maximum amount that any participant may receive as a formula-derived bonus for any fiscal year is $2,500,000. In addition, the Committee has the discretion to award any participant a bonus for any fiscal year that is less than the amount otherwise calculated.

Discretionary Bonuses

The ECIP has been designed with the intent that formula-derived bonuses will eliminate or minimize the need to award discretionary bonuses. If the Compensation Committee determines that unusual circumstances arise that prevent payment for a fiscal year of an appropriate amount of a formula-derived bonus to one or more participants whose performance for that fiscal year was truly extraordinary, the Compensation Committee may award a discretionary bonus to any such participant. Discretionary bonuses will be awarded on a very limited basis to reward extraordinary performance or redress rare inequities in formula-derived bonus determinations.

Payment of Bonuses

Payments under the ECIP are made in cash in one lump sum payment. All bonus amounts for a fiscal year are paid after the end of the fiscal year, once performance results have been reviewed by the Compensation Committee, and awards are calculated, approved and certified by the Compensation Committee.

Except as discussed below, a participant is not entitled to payment of his or her bonus amount for a fiscal year unless he or she was continuously employed by the Company or one of its subsidiaries for the entire fiscal year (for the remainder of the entire fiscal year for a participant hired during the fiscal year). If a participant dies, retires after normal retirement age, becomes permanently and totally disabled or is terminated without cause during a fiscal year, the amount of his or her bonus for that fiscal year will be determined on a pro-rata basis by comparing the actual level of performance to the specific targets related to the performance measures and individual performance measures established by the Compensation Committee for that participant for that fiscal year and then multiplying that amount by a fraction, the numerator of which is the number of days in the fiscal year that had elapsed as of the date of such employment termination and the denominator of which is 365.

A participant may, in accordance with Compensation Committee determinations, elect before a fiscal year begins to defer payment of all or any portion of his or her bonus amount for that fiscal year and have that amount paid in accordance with the terms and conditions of any deferred compensation program maintained for which the participant is eligible to participate. The Compensation Committee may permit an initial deferral election to be made by that participant after the commencement of the fiscal year with respect to the portion of the bonus award which constitutes “performance-based compensation” under Section 409A of the Code; provided that (i) any such election must be made on or before the date that is six months before the end of the fiscal year, (ii) the participant must perform services continuously from the later of the beginning of the fiscal year or the date all of the required performance criteria are established for that fiscal year through the date an election is made under that deferred compensation program and (iii) in no event may an election to defer performance-based compensation be made after such compensation has become readily ascertainable.

A participant will forfeit his or her entire bonus for a fiscal year if he or she resigns or is terminated involuntarily “for cause” before the bonus amount for that fiscal year has been determined and certified by the Compensation Committee. If a change in control (as defined by the ECIP) of the Company occurs during a fiscal year, all bonuses awarded for that fiscal year will be determined and paid to participants within 60 days of such event. Formula-derived bonuses for the fiscal year in which a change in control occurs will be determined by assuming that the specific targets related to the performance measures are achieved to a level of performance, as of the change in control date, that would cause the entire amount of each participant’s targeted bonus amount under the formula-derived bonus to be earned. That amount will be pro-rated by multiplying the targeted amount by a fraction, the numerator of which is the number of days in the fiscal year that had elapsed as of the change in control date and the denominator of which is 365. The Compensation Committee may determine not to apply that pro-rata reduction. The Compensation Committee may also determine to waive all employment continuation requirements if it finds, in its sole discretion, that a major challenge to the control of the Company exists, in which case the formula-derived bonuses for that fiscal year must be determined on a pro-rata basis as described above.

Disqualification of Award

A Participant may be disqualified from earning or receiving payment of all or part of a bonus for a fiscal year if he or she:

•	breached the Company’s Code of Business Conduct (Ethics) Policy;

•	materially breached any other Company policy; or

•

experienced a significant incident involving a fatal or serious injury to an employee under his or her supervision or significant damage to property of the Company or its subsidiaries or the environment which is caused by his or her actions or inactions or those of one or more employees under his or her supervision.

Participation in future fiscal years, however, may be considered independent of that decision.

Other Provisions

No person has a claim to an award and there is no obligation for uniformity of treatment of participants. Awards may not be assigned or alienated.

Neither the ECIP nor any action taken pursuant to the ECIP gives any participant the right to employment.

Effective Date; Term; and Amendment

The ECIP became effective with respect to the Company’s fiscal year ending 31 December 2005 and will continue in effect for each succeeding fiscal year until terminated by the Compensation Committee. The Compensation Committee can amend, modify or terminate the ECIP. If the ECIP is terminated during a fiscal year, all formula-derived bonuses for that fiscal year will be determined on a pro-rata basis.

Federal Income Tax Consequences

Under federal income tax law, each participant who receives payment of a cash bonus has taxable income for the year of the payment. The taxable income will be equal to the cash payment. The Company or one of its subsidiaries may deduct from the amount of any cash bonus all federal, state and local taxes and/or other taxes owed with respect to such payment. Except in limited circumstances, the Company or a subsidiary will be entitled to a deduction in an amount equal to the cash payments.

The Board of Directors recommends that shareholders vote “FOR” Resolution 5 to re-approve the Ensco 2005 Cash Incentive Plan, including the material terms of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

The Board of Directors of the Company’s predecessor ENSCO International Incorporated (which was comprised of the same members as the current Board of Directors of the Company) met seven times during the year ended 31 December 2009 and the Board of Directors of the Company met once after the completion of the redomestication during the year ended 31 December 2009. During 2009, the Board of our predecessor and the Board of the Company had two standing committees, the Audit Committee and the Nominating, Governance and Compensation Committee, each of which selected a Committee Chairman from its members. During 2009, each incumbent director of both companies attended at least 75% of the meetings held by the respective Boards and the committees of which he or she was a member.

Our Board has affirmatively determined that Dr. Rodriguez and Messrs. Carmichael, Clark, Gaut, Haddock, Kelly, Rattie and Rowsey are independent, as the term is defined by SEC rules and the Corporate Governance Standards of the NYSE, and have no material relationships with us. Accordingly, a majority of our Board is currently independent as required by SEC rules and NYSE Corporate Governance Standards. The independent directors conducted executive sessions without management during each of the four regular quarterly meetings of the Company’s predecessor Board and during several of the special meetings of the Boards of both companies that were convened during 2009. Only independent directors serve on the Board’s standing committees.

Director Attendance at the Meetings of Shareholders

The Ensco Corporate Governance Policy provides that, barring extenuating circumstances, all members of the Board of Directors shall attend our annual general meetings of shareholders and also shall attend any and all other general meetings of shareholders that may be duly convened. Eight of the nine incumbent directors attended the 2009 Annual Meeting of Shareholders of our predecessor (one director was unable to attend due to illness).

Other Governance Matters

Over the past several years, the Compensation Committee and Board of Directors of our predecessor approved several corporate governance initiatives, many of which were in response to SEC and NYSE rule revisions, and revised such initiatives in connection with the redomestication.

Upon the recommendation of the Committee, our Board of Directors approved the Ensco Code of Business Conduct Policy (“Ethics Policy”) and the Ensco Corporate Governance Policy, both of which were revised and adopted in connection with the redomestication and are published in full in the Corporate Governance section of our website (www.enscoplc.com). Paper copies also are available upon request without charge. Such requests should be directed to the Investor Relations Department, Ensco plc, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331.

During 2009, the Committee and the Board of Directors of our predecessor engaged in a review of our governance policies and practices with the objective of implementing revisions which would constitute best practices and would be responsive to issues of concern to the investment community, and further reviewed these policies and practices in connection with the redomestication. As a result, in November 2009, the Ensco Corporate Governance Policy was amended by the Board of Directors upon recommendation of the Compensation Committee to add a new section addressing committee membership and chairmanship rotation and to increase the scope of the succession planning provisions. In December 2009, in connection with the redomestication, the Corporate Governance Policy was adopted by the new parent company and amended to be compliant with English law requirements.

Board Structure

Daniel W. Rabun serves as our Chairman, President and CEO. The Board believes that Mr. Rabun is well-qualified to serve as Chairman of the Board. The Board also believes that independent oversight of management is an important component of an effective board of directors. The independent Board members have determined that the most effective Board leadership structure for our Company at the present time is for the CEO to also serve as Chairman of the Board, a structure that has served Ensco well for many years. The Board has authority to modify this structure to best address the Company’s unique circumstances and advance the best interests of all shareholders as and when appropriate.

The Board also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight or management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors, independent evaluation of, and communication with, many members of senior management, and oversight of the Company’s operational, fiscal and risk management activities. These governance practices are reflected in the Ensco Corporate Governance Policy and the standing committee charters, which are available on our website.

Relevant provisions of the Ensco Corporate Governance Policy include:

•

Independent directors meet at regularly scheduled executive sessions outside the presence of the CEO and other Company personnel at each regular Board meeting and may convene additional executive sessions during any Board meeting or by notice of a special Board meeting, which any two directors may cause to be called.

•	In lieu of a single “lead director,” the Chairperson of the Audit Committee and the Chairperson of the Compensation Committee rotate the function of lead director and act as chairperson of executive sessions of the independent directors. The lead director then serves as the interface between the independent directors and the CEO in communicating the matters discussed during executive sessions. The Board believes that this structure facilitates full and frank discussions among all independent directors by broadening the responsibility of chairing the executive sessions.

•	Independent directors have open access to Ensco’s management and independent advisors, such as attorneys or auditors.

•	Independent directors are encouraged to suggest items for inclusion in the agenda for Board meetings and are free to raise subjects that are not on the meeting agenda.

Ethics Policy

Our Ethics Policy applies to all of our directors and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. Our Ethics Policy addresses all NYSE content requirements and includes provisions addressing conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of our assets and compliance with our policies and with laws, rules and regulations, including laws addressing insider trading, antitrust and the U.S. Foreign Corrupt Practices Act (“FCPA”). No waivers of the provisions of our Ethics Policy have been requested or granted since the Ethics Policy was first issued on 1 November 2002.

Pursuant to our Ethics Policy, we established provisions for confidential and anonymous submission of reports of non-compliance with our policies, practices, standards and procedures to a management committee and also established means for submission of reports of accounting, auditing or other business irregularities by any employee or other person directly to the chairmen of our two standing Board committees. Additional Ethics Policy provisions addressing requests for, and submission of, responses to whistleblower reports and references to our Fraud Detection and Prevention Policy were approved during 2004.

During 2005, we amended our Ethics Policy to require all employees, officers and directors to report any known or planned violations of the Ethics Policy and to expressly state that all transactions involving our Company or its subsidiaries must be recorded in our books and records. During 2007, we amended our Ethics Policy to supplement the provisions regarding compliance with FCPA and to implement various ministerial changes. We further amended our Ethics Policy in November 2008 to add new provisions addressing (1) fair dealing with employees and customers and (2) waivers. Our Ethics Policy was further amended in May 2009, primarily to enhance the provisions addressing compliance with the FCPA and other anti-corruption laws.

All of these provisions and amendments were included in the Ethics Policy that was adopted in connection with the redomestication in December 2009, at which time the Ethics Policy was revised so as to address the Company’s status as an English company. In March 2010, the Ethics Policy was amended to comport with the antitrust and anti-boycott provisions applicable in the United Kingdom and the European Union.

Governance Practices

The ethics, governance and compliance practices adopted by our Board of Directors in connection with the redomestication address all NYSE content requirements, including an annual self-evaluation of the Board and its committees and annual reviews of the committee charters, as reflected in our Ethics Policy and the Ensco Corporate Governance Policy. As noted above, our governance practices provide that the independent director members of the Board shall conduct regular executive sessions without management (which alternately are chaired by the chairmen of our Board’s two standing committees) and a formal annual evaluation of our CEO’s performance. The Board of our predecessor fulfilled these requirements during 2009.

Director Independence

The Ensco Corporate Governance Policy states that a substantial majority of the Board of Directors shall be independent, as the term is defined therein and by SEC rules and NYSE Corporate Governance Standards. Except as respects their directorships, we do not have any business or other relationships with our independent directors. Only independent directors serve on the Board’s standing committees. In this regard, our Board has affirmatively determined that Dr. Rodriguez and Messrs. Carmichael, Clark, Gaut, Haddock, Kelly, Rattie and Rowsey are independent and have no material relationship with us. Accordingly, a substantial majority of our Board is currently independent as defined above.

As respects the independence determinations relating to Directors Clark and Gaut, respectively, our Board of Directors made its determinations with knowledge of the following:

•

Director Clark served as President and Chief Operating Officer (“COO”) of Baker Hughes Incorporated from February 2004 through January 2008. Before becoming President and COO, he served as Vice President, Marketing and Technology. Ensco engages in incidental business with Baker Hughes and paid Baker Hughes $-0-, $10,816 and $18,077 for materials, services or customer reimbursable items during 2009, 2008 and 2007, respectively.

•

Director Gaut currently serves as Managing Director of SCF Partners, a Houston-based private equity firm that engages in investment in and acquisition of energy services companies, having joined the firm in February 2010. SCF Partners holds investment interests in several oilfield services companies, including Forum Oilfield Technologies, Inc., a company that manufactures tubular handling products and pressure control equipment. Director Gaut serves as a director of Forum Oilfield Technologies, Inc. Ensco paid Forum Oilfield Technologies, Inc. $615,735, $457,960 and $488,239 for materials or customer reimbursable items during 2009, 2008 and 2007, respectively.

Director Gaut served as President of Halliburton’s Drilling and Evaluation Division from January 2008 until April 2009. Prior to assuming that position, he served as Executive Vice President and Chief Financial Officer of Halliburton Company. Halliburton has certain business relationships with our Company, primarily involving positioning of Halliburton cementing units and other equipment on some of our drilling rigs on a free-placement basis. Ensco also engages in incidental business with Halliburton and paid Halliburton $1,132,604, $434,944 and $34,938 for materials, services or customer reimbursable items during 2009, 2008 and 2007, respectively. Prior to joining Halliburton in March 2003, Director Gaut was an executive officer of our predecessor.

Notwithstanding the foregoing business relationships, our Board of Directors concluded that said relationships have not and will not affect the independence of either Director Clark or Director Gaut and that they are independent, as the term is defined by SEC rules and NYSE Corporate Governance Standards.

Our Governance Policy provides that a director who changes his or her principal occupation shall promptly notify the Board of the change and submit a pro-forma letter of resignation to the Board. Under the Policy, the other directors shall then meet in private session, determine whether the change of occupation impacts the director’s independence or creates a conflict of interest, and decide whether to accept or reject the pro-forma resignation. Mr. Gaut submitted pro-forma resignations to the Board during its regular meeting in April 2009, when he ceased serving as President of Halliburton’s Drilling and Evaluation Division, and again in March 2010, following his assumption of responsibilities as Managing Director of SCF Partners. In both circumstances, the other directors carefully considered Mr. Gaut’s change in principal occupation and decided to reject his pro-forma resignations.

In connection with the redomestication, each of our directors prepared a Director Declaration of Interest, disclosing existing or potential conflicts of interest, in conformity with U.K. law, custom and practice. The initial Declarations of Interest were read to the Board during the Company’s initial post-redomestication organizational Board meeting on 23 December 2009.

Risk Management Oversight

The Board and its committees are actively involved in oversight of risks that could impact our Company. At each regular meeting, the Board reviews the Company’s financial condition and results of operations. The Board annually approves a capital budget, with subsequent approval required for any significant variations. The Board also receives periodic reports regarding the Company’s insurance program and is apprised of all material variations in coverage or premium cost in connection with each annual insurance renewal.

On behalf of the Board of Directors, the Audit Committee plays a significant role in oversight of risks associated with the Company’s financial performance, internal and external audit functions, legal and tax contingencies and other exposures. The Company’s independent auditors and the Director—Internal Audit and Chief Compliance Officer report to the Audit Committee at each regular quarterly meeting. The Audit Committee reviews and approves the annual internal audit plan and also receives reports on all internal audits. Whistleblower reports and related investigations conducted pursuant to our Ethics Policy are reviewed in executive session of the Audit Committee by the Director—Internal Audit and Chief Compliance Officer. On an annual basis, the Vice President, General Counsel and Secretary reports to the Audit Committee on legal matters that may have a significant impact upon the Company’s financial statements. In a similar fashion, the Director—Tax submits an annual report to the Audit Committee on tax matters that may have a significant impact on the Company’s financial statements.

The Nominating, Governance and Compensation Committee also has a role in risk management. Working in consultation with its compensation consultants, the Committee endeavors to establish performance goals for the Company’s various compensation plans that are intended to drive behavior that does not encourage or result in any material risk of adverse consequences to the Company or its shareholders. The Committee and Board also are actively involved in succession planning both from a general standpoint and as respects a potential emergency situation that might impact the ability of our Chairman, President and Chief Executive Officer to continue performance of his functions and responsibilities.

Whistleblower Reports and Investigations

The Ensco Corporate Governance Policy provides that we shall establish a process by which shareholders and other interested parties may communicate directly with our Board of Directors, any committee of the Board, the non-employee directors as a group or any individual director. The established process, which is published on our website (www.enscoplc.com), provides a means for submission of such interested parties’ communications via an independent, third-party mail forwarding service. Such communications may be submitted by mail, addressed as follows: Ensco Shareholder Communications, 5600 W. Lovers Lane, Suite 116, Box #130, Dallas, Texas 75209-4330. Mail so addressed will be forwarded directly to the then presiding Chairmen of our Board’s standing committees and will not be screened by management.

Governance Transparency

Our Board of Directors, its standing committees and management are committed to continue proactively pursuing best practices of corporate governance, accountability and transparency. In this regard, our website has a direct link to the SEC’s EDGAR system relating to our SEC filings, including all Forms 3, 4 or 5 filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Corporate Governance section of our website (www.enscoplc.com) contains our Audit Committee Charter, the Nominating, Governance and Compensation Committee Charter, the Ensco Corporate Governance Policy and our Ethics Policy. Additional data available in the Corporate Governance section of our website include information on the composition and functions of the Board and its committees as well as instructions for submission of whistleblower reports and submission of general shareholder communications to our Board.

Audit Committee

We have established and maintained an Audit Committee in accordance with the rules promulgated under the Exchange Act. Our Audit Committee appoints a firm of independent auditors to examine, review and audit our consolidated financial statements, reviews the general scope of services to be rendered by the independent auditors and pre-approves and authorizes payment of the associated fees, reviews our financial condition and results of operations and makes inquiries as to the adequacy of our financial and accounting controls. Our predecessor’s Audit Committee met eight times during 2009. Our Audit Committee currently consists of Chairman Gerald W. Haddock, Dr. Rita M. Rodriguez, Keith O. Rattie and Paul E. Rowsey, III, all of whom meet the independence criteria of audit committee members prescribed by the SEC and NYSE. None of the members of our Audit Committee serve on more than three U.S. public company audit committees.

Our Board of Directors has determined that each of the four members of the Audit Committee, Chairman Haddock, Dr. Rodriguez, Mr. Rattie and Mr. Rowsey, meets the requisite SEC criteria to qualify as an audit committee financial expert, is financially literate and has accounting or related financial management expertise as defined in the NYSE Corporate Governance Standards. In making recommendations and determinations regarding audit committee financial experts, our Board of Directors and the Audit Committee considered the relevant academic and professional experience of the Audit Committee members as follows: Mr. Haddock, with a Bachelor of Business Administration degree in Accounting and Masters of Laws in Taxation and Business Administration degrees, actively supervised the principal financial officer of Crescent Real Estate Equities Company; Dr. Rodriguez, with Bachelor of Business Administration in Accounting and Masters of Business Administration degrees and a PhD in Economics and Finance, served as a full-time director of the Export-Import Bank of the United States; Mr. Rattie, with Bachelor of Electrical Engineering and Masters of Business Administration degrees, serves as Chairman, President and Chief Executive Officer of Questar Corporation and actively supervises its principal financial officer; and Mr. Rowsey, with a Bachelor of Arts in Management Science, actively supervises the principal accounting officer of E2M Partners, LLC.

In April 2009, on recommendation of the Audit Committee, our predecessor Board of Directors approved an amendment to the Audit Committee Charter which primarily addressed best practices and compliance with the intent and purpose of recently revised SEC and NYSE rules. The amendment also addressed recommendations of a consultant that conducted a Quality Assurance Review of our internal audit function and provisions recommended by the Audit Committee’s outside counsel. The most substantive changes addressed recent changes in applicable accounting rules, including the adoption of Statement on Auditing Standards No. 114 and Public Company Accounting Oversight Board Rule 3526. The Audit Committee Charter was further amended in November 2009, primarily to comply with the intent and purposes of recent SEC, NYSE and PCOAB rule pronouncements and to address best practices. In connection with the redomestication, the Audit Committee Charter was adopted by the Board upon recommendation of the Committee in December 2009 after having been revised to address our new status as an English company.

Related Party Transactions

In accordance with our Audit Committee Charter, except as respects compensatory agreements with our officers or directors that fall within the purview of the Compensation Committee, the Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed transactions between our Company, any of our subsidiaries or affiliates and any of our officers or directors, or relatives or affiliates of any such officers or directors, to ensure that such “related-party” transactions are fair and are in our overall best interest. No transactions requiring such approval occurred during 2009.

H.E. Malone, Jr., Vice President and Assistant Secretary, is the brother-in-law of Carl F. Thorne, our former CEO and former Chairman of our Board of Directors who retired on 22 May 2007. On 28 February 2007, we entered into a Retirement Agreement with Mr. Thorne, who relinquished his position as our CEO effective as of 31 December 2006 and retired as Chairman of our Board on 22 May 2007. Under the Retirement Agreement, Mr. Thorne agreed not to compete with us for a period of three years following his retirement and, among other benefits previously received, he received a grant of 92,000 shares of restricted stock under the Ensco 2005 Long-Term Incentive Plan (the “LTIP”), one-third of which vests annually over a three-year period. The second one-third of the restricted stock issued to Mr. Thorne as part of his Retirement Agreement vested on 22 May 2009. The dollar value of restricted stock awards that vested during 2009 was $1,069,052.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Ensco International plc (the “Company”) is composed of four independent directors who satisfy the requirements of independence as established by Section 10A of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards. The Audit Committee is governed by a written Charter adopted by the Board of Directors. To fulfill its responsibilities, the Audit Committee of the Company’s predecessor ENSCO International Incorporated (which was composed of the same members as the Audit Committee of the Company) met eight times during the 2009 fiscal year.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the Audit Committee.

The Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the independent registered public accounting firm.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of Public Company Accounting Oversight Board Rule 3526 regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee has recommended and the Board of Directors, in the exercise of its business judgment, is expected to approve (as will be confirmed by a majority of the directors’ signatures thereon) inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended 31 December 2009, to be filed with the Securities and Exchange Commission. The recommendation was based upon the Audit Committee’s review, the exercise of its business judgment, the discussions referred to above and reliance upon the Company’s management and independent registered public accounting firm.

Submitted by the Audit Committee,

Gerald W. Haddock, Chairman

Keith O. Rattie

Rita M. Rodriguez

Paul E. Rowsey, III

23 February 2010

Following approval of the Report of the Audit Committee, the Company’s name was changed to Ensco plc.

In accordance with the recommendation of the Audit Committee, our Board of Directors approved inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended 31 December 2009, and all of our directors acknowledged such approval by signing the Annual Report on Form 10-K as filed with the SEC on 25 February 2010.

Nominating, Governance and Compensation Committee

The principal functions of our Nominating, Governance and Compensation Committee (for purposes of this section, the “Committee”) are to select, identify and screen candidates for nomination to our Board of Directors, to recommend composition of committees of our Board, to recommend our slate of officers, to oversee and recommend matters of corporate governance and to review and approve executive officer compensation and employee compensation matters, including matters regarding our various benefit plans, independently or in conjunction with our Board of Directors, as appropriate. To fulfill its responsibilities, the predecessor compensation committee met seven times during 2009. The Committee currently consists of Chairman Thomas L. Kelly II, David M. Carmichael, J. Roderick Clark and C. Christopher Gaut, all of whom meet the independence criteria prescribed by the NYSE for service on a nominating committee and on a compensation committee. Mr. Carmichael will retire from the Board upon completion of his term of office which will be effective immediately before the Meeting is called to order.

The Committee has established an Executive Compensation Subcommittee (for purposes of this section the “Subcommittee”), which consists of Chairman Thomas L. Kelly II, David M. Carmichael and J. Roderick Clark, all of whom qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Subcommittee has been delegated authority to qualify compensation paid by the Company for deductibility under Internal Revenue Code Section 162(m).

In November 2009, on recommendation of the Committee, our Board of Directors approved an amendment to the Committee Charter which (1) added a provision excluding the CEO from deliberation regarding CEO compensation, but permitting CEO participation in Committee deliberations regarding compensation for other executive officers in conformity with prior practice, (2) included a clarifying provision stating that the CEO’s performance goal evaluation and related compensation are to be approved following consultation with, and concurrence by, the independent directors, and (3) aligned the Charter with Ensco Corporate Governance Policy provisions addressing Committee nominations and director compensation. In connection with the redomestication, the Committee Charter was adopted by the Board upon recommendation of the Committee in December 2009 after having been revised to address our new status as an English company.

Compensation Committee Interlocks and Insider Participation

As of 31 December 2009, the members of the Compensation Committee were Chairman Thomas L. Kelly II, David M. Carmichael, J. Roderick Clark and C. Christopher Gaut. Mr. Gaut served the Company from 1988 to 2003 in various capacities including Chief Financial Officer. No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K.

Director Nominations

Our Compensation Committee, with direct input from the Chairman of the Board and other Board members, is primarily responsible for identifying and screening candidates for nomination to Board membership. Additionally, when and as deemed appropriate, we may retain the services of a third party to identify, evaluate or assist the Compensation Committee and Board in evaluating potential director nominees. Our Board of Directors is responsible for nominating individuals to serve on our Board.

Pursuant to the Ensco Corporate Governance Policy, candidates nominated for election or re-election to our Board of Directors should possess the following qualifications:

•	personal characteristics, including:

—	highest personal and professional ethics, integrity and values,

—	an inquiring and independent mind, and

—	practical wisdom and mature judgment,

•	experience at the policy-making level in business, government or education,

•

expertise that is useful to our Company and complementary to the background and experience of other Board members (in this regard, previous executive and Board experience, an international perspective, capital intensive cyclical business experience and knowledge of the global oil and gas industry are considered to be desirable),

•	willingness to devote the required amount of time to perform the duties and responsibilities of Board membership,

•	commitment to serve on the Board over a period of several years to develop knowledge about our principal operations,

•	willingness to represent the best interests of all shareholders and objectively appraise management performance, and

•	no involvement in activities or interests that create a conflict with the director’s responsibilities to us and our shareholders.

The Compensation Committee will evaluate the qualifications of each director candidate, including nominees recommended by shareholders, against these criteria in making recommendations to our Board of Directors concerning director nominations. The Compensation Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of our Board at a given point in time and periodically reviews and updates the aforesaid criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account favorably in considering individual candidates. We may identify potential director candidates from a number of sources, including recommendations from directors, management, shareholders and executive recruiting firms retained for such purpose.

The Compensation Committee will consider director nominations timely made by shareholders pursuant to the requirements of our Articles of Association referred to in the “Information Concerning Shareholder Proposals for the 2011 Annual General Meeting” section of this Proxy Statement. Any shareholder who intends to nominate a candidate for election as a director at the 2011 Annual General Meeting must use the procedures set forth in our Articles of Association, which provide that nominations of persons for election to the Board of Directors at an annual general meeting of shareholders may be made at the annual general meeting by any shareholder entitled to vote on the election of directors at the meeting who timely complies with the notice procedures described below.

A shareholder’s notice must be in proper form and, to be timely, must be delivered to or mailed to and received by our Secretary at our principal executive offices and provide certain other information, not earlier than the close of business on the 75th day and not later than the close of business on the 50th day prior to the first anniversary of the preceding year’s annual general meeting, subject to any other requirements of law; provided, however, that (i) in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to the date of such annual general meeting and not later than the close of business on the later of the 50th day prior to the date of such annual general meeting or, (ii) if the first public announcement of the date of such annual general meeting is less than 65 days prior to the date of such annual general meeting, the 15th day following the day on which public announcement of the date of such meeting is first made. In the case of the 2011 Annual General Meeting, the Articles of Association provide that references to the anniversary date of the preceding year’s annual general meeting shall mean the first anniversary of 28 May 2010. Any such nomination must also comply with the other provisions contained in our Articles of Association relating to nominations of persons for election to the Board of Directors.

We did not receive any nominations for director made by any person or group beneficially owning more than 5% of our common stock by the date that was 120 days before the anniversary of the date on which our Proxy Statement was sent to shareholders in connection with the previous year’s Annual Meeting.

REPORT OF THE NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE

The functions of the Nominating, Governance and Compensation Committee (the “Committee”, which term as used in this report includes its Executive Compensation Subcommittee) of the Board of Directors of Ensco plc (the “Company”), among others, are to oversee and recommend matters of corporate governance and to review and approve executive officer compensation and employee compensation matters, including matters regarding the Company’s various benefit plans and to continually assess the effectiveness of these programs in consideration of the stated compensation strategy, independently or in conjunction with the Board of Directors, as appropriate. The Committee operates independently of management.

The Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended 31 December 2010 with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s Proxy Statement on Schedule 14A for the 2010 General Meeting of Shareholders to be filed with the Securities and Exchange Commission.

Submitted by the Nominating, Governance and Compensation Committee,

Thomas L. Kelly II, Chairman

David M. Carmichael

J. Roderick Clark

C. Christopher Gaut

31 March 2010

In accordance with the recommendations of the Nominating, Governance and Compensation Committee, our Board of Directors approved inclusion of the Compensation Discussion and Analysis in this Proxy Statement by Unanimous Written Resolutions on 31 March 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Use of Outside Experts

Our Nominating, Governance and Compensation Committee and its Executive Compensation Subcommittee (for purposes of this Compensation Discussion and Analysis Report, both of which are referred to as the “Committee”) in carrying out responsibilities for establishing, implementing and monitoring the effectiveness of our general and executive compensation philosophy, plans and programs, rely on outside experts to assist in its deliberations. During 2009 and 2010, the Committee received compensation advice and data from Pearl Meyer & Partners (“PM&P”), which was selected and retained by the Committee to serve as a compensation consultant in November 2008.

PM&P was engaged by the Committee to conduct a comprehensive evaluation of our compensation philosophy and practices, including executive and non-employee director compensation. As respects executive compensation, the services provided to the Committee by PM&P included a review of the principal components of compensation, base salary, annual bonus and long-term incentives, reviews of plan documentation, peer group selection and competitive analyses, short and long-term incentive plan design review, performance measurement selection recommendations and calibration, and advice on employment contracts. In respect of non-executive director compensation, PM&P reviewed the Company’s philosophy and practices regarding general Board compensation, committee compensation, committee chair compensation and director equity award programs.

The compensation consultant reports to and acts at the direction of the Committee and is independent of management. During 2009, PM&P assisted the Committee in a comprehensive review of our compensation and benefit plans as more fully described below. In carrying out its independent role for the Committee, PM&P is not permitted to provide consulting or other services to management except as respects provision of comparative industry surveys and data.

In conjunction with this review, PM&P provided the Committee a comparative market assessment of executive and director compensation, including information relative to compensation trends and prevailing practices. As a result of this review, and in an effort to ensure that our executive and director compensation programs remain competitive within our industry and consistent with our compensation philosophy, our compensation plans and programs were revised during 2009. These revisions include the introduction of a new long-term performance-based component within our long-term incentive program, refinement of certain metrics and targets within our annual cash incentive bonus program and modifications to our director compensation program.

In connection with the Company’s redomestication and relocation of its headquarters to the United Kingdom, outside counsel and PM&P assisted the Committee in a comprehensive review of the Company’s compensation plans and programs for purposes of determining necessary amendments and evaluating whether the individual plans and programs should be adopted by the new U.K. parent company or remain with and be sponsored by the former parent Delaware corporation. PM&P also participated in a comprehensive analysis to develop the expatriate compensation programs applicable to our executive officers relocating to London.

Throughout 2009, PM&P participated in the Committee deliberations. The Chairman of the Committee also frequently conferred with PM&P in relation to the Committee’s activities, including the review of amendments to the Company’s compensation plans and benefit programs and the related award goals and targets. The Committee received data regarding compensation trends, issues and recommendations from management, including Michael K. Wiley, our General Manager-Human Resources and Security, who attends all Committee meeting general sessions. In addition to providing the Committee information regarding compensation trends in the general marketplace, compensation practices of other companies in the drilling and oilfield services industries and regulatory compliance developments, PM&P also validated certain data that our Human Resources Department submitted to the Committee regarding incentive compensation calculations for awards payable under the ECIP and LTIP.

Industry Conditions and Implications of Market Forces

Our management and Committee recognize the need to provide compensation and benefits to attract and retain employees, including executive officers, that are competitive and appropriate in the prevailing market. An expressed aspect of the Company’s vision statement is “to be the clear choice among employees, customers and investors” and, in recent years, the Company focused on employee and executive officer development, training and succession planning and utilized compensation and benefit programs designed to attract and retain personnel.

During 2006-2008, intense competition for labor in the offshore drilling industry necessitated increases in base salaries and incentive compensation, including retentive programs, for executive officers, managers and supervisory personnel. However, as a result of a decline in the drilling and oilfield services industries that largely resulted from the global economic downturn at the end of 2008, the Company decided it would be appropriate to de-emphasize certain retentive programs and generally freeze base salaries during 2009.

Plan Amendments and Related Activities

During 2009, our Committee, working in consultation with PM&P, embarked upon a comprehensive review of our compensation and benefits philosophy in general and the terms and conditions of our various compensation plans and programs in particular. Throughout 2009, the Committee placed emphasis on reviewing the Company’s compensation plans and programs, including those related to compensation for executive officers and directors, which resulted in certain amendments and revisions to our plans and programs. During late 2009, the Committee focused upon the implications of the redomestication on the Company’s various benefit plans and programs. The following paragraphs describe the various revisions, amendments and adoptions of our principal compensation and benefit plans that were implemented during 2009.

The Ensco Savings Plan, a qualified 401(k) plan, was amended during 2009 (1) to reduce the percentage increments participants could designate for the various investment options from 10% to 1%, (2) to reduce the maximum amount of Company shares a participant could hold in his or her account from 50% to 25% (larger holdings were “grandfathered”, but could not be increased) with a similar percentage limitation on “new money” investments and (3) to implement technical amendments related to the Worker, Retiree and Employer Recovery Act of 2008, the Pension Protection Act of 2006 and final Internal Revenue Code (the “Code”) regulations. In connection with the redomestication, the plan was further amended (1) to address both the contemplated change in Company equity from common stock to American depositary shares (“ADSs”) and voting rights in respect thereof and (2) to permit certain employees of the U.K. parent company (including the Named Executive Officers who will relocate to London) to participate in the plan. Similar amendments were generally incorporated into the Ensco Multinational Savings Plan.

The 2005 Supplemental Executive Retirement Plan (“2005 SERP”) was amended (1) to reduce the maximum amount of Company equity that could be held in the account and reduce “new money” investments in Company equity in the same manner as the Ensco Savings Plan, (2) to extend the date upon which participants must determine the portion of their 2005 Ensco Cash Incentive Plan (“ECIP”) bonus they wish to defer as permitted under applicable Code regulations and (3) to clarify the definition of change in control to address the redomestication (which did not constitute a change in control). In connection with the redomestication, the 2005 SERP was further amended to address the conversion of equity to ADSs in a manner similar to the Ensco Savings Plan. In respect of limitations on investment in Company shares and the change in control definition, the predecessor Supplemental Executive Retirement Plan (“SERP”) was similarly amended.

Consistent with the amendments to the 2005 SERP and SERP, the ECIP was amended during 2009 (1) to extend the date upon which participants must determine the amount, if any, that they wish to defer relative to the bonus paid under the ECIP, (2) to accord the Committee the ability to set performance goals within the first 90 days of the performance period as permitted under Section 162(m) of the Code and (3) to clarify the definition of change in control to address the redomestication (which did not constitute a change in control).

At the 2009 Annual Meeting of Stockholders, an amendment to the LTIP that authorized issuance of a larger number of shares of restricted stock than was specified in the original plan, within the original 10,000,000 share limit, was submitted to and approved by the Company’s shareholders. The LTIP also was amended during 2009 (1) to provide that a violation of the Ethics Policy could result in a clawback of the proceeds of certain prior vested restricted stock or exercised stock options and (2) to authorize performance unit awards as a long-term incentive payable in cash or stock. The addition of performance unit awards under the LTIP followed an extensive review by the Committee, in consultation with PM&P, to implement a component of executive officer compensation based upon long-term (three-year cycle) performance criteria with absolute and relative (peer comparative) measures as more fully described below.

In connection with the redomestication, the LTIP was amended in several respects. The redomestication-related amendments were primarily intended (1) to convert the equity thereunder from common stock to ADSs, including similar conversion of non-qualified stock options (“options” or “stock options”), (2) to conform with U.K. law and (3) to clarify the definition of change in control in a manner similar to the 2005 SERP, SERP and ECIP. The Company’s predecessor equity plans (the 1998 Incentive Plan and the 2000 Stock Option Plan) were similarly amended during 2009.

In a manner similar to the 2005 SERP amendments, the 2005 Non-Employee Director Deferred Compensation Plan was amended during 2009 (1) to reduce the amounts which can be invested in Company equity, (2) to address conversion of the former common stock to ADSs and (3) to clarify the definition of change in control. Similar amendments were implemented to the predecessor Non-Employee Director Deferred Compensation Plan. Following the redomestication, the 2005 Non-Employee Director Deferred Compensation Plan was frozen pending further review of its post-redomestication viability under applicable tax laws.

The foregoing summary descriptions are qualified in their entirety by the amendments to and adoptions of the plans and programs, all of which were duly filed with the SEC as exhibits to our Forms 8-K, 10-Q or 10-K.

Executive Officer Compensation Philosophy

Our basic underlying philosophy for executive officer compensation is to utilize competitive base salary, bonus and long-term incentive performance-based compensation to attract, employ, retain and reward individuals capable of leading us to achieve our business objectives. The business objectives include financial, operational and safety performance, preservation of a strong balance sheet, strategic and opportunistic enhancement of our asset base and positioning assets in markets that offer prospects for long-term growth in profitability, all of which we believe will serve to add shareholder value.

Overall operational efficiency and safety performance are among our core values and key business objectives. Achievement of these objectives is measured against specific annual goals and published industry safety standards and serves as a means of determining performance-based compensation. Our executive bonus and long-term incentive compensation philosophy includes the concept that such compensation should increase when we have strong financial performance and should decline when we have weak financial performance. Our philosophy is also grounded in the principle that the creation of shareholder value is a paramount measure of executive officer performance and overall compensation.

Executive officer compensation is composed of three principal components: (1) base salary, (2) cash bonus and (3) long-term incentives in the form of restricted stock, stock options and performance unit awards (payable in cash or stock). Our Committee endeavors to achieve an appropriate combination of these three principal components for purposes of allocating between short and long-term executive officer compensation. Unlike several of our competitors, we do not provide defined benefit retirement plans.

We compete with oilfield service companies as well as other industries and professions for executive level talent. Compensation for our executive officers is measured by reference to a peer group of oilfield service companies of a similar size and historical financial performance determined with the concurrence of PM&P and approved by our Committee. During 2009, the peer group companies were BJ Services Company, Cameron International Corporation, Diamond Offshore Drilling Inc., Noble Corporation, Oceaneering International Inc., Pride International Inc., Rowan Companies Inc., Superior Energy Services, Inc., Tidewater Inc., Transocean Ltd and Weatherford International Ltd.

Our compensation philosophy designates the 50th percentile, or median, of our peer group companies as a general basis for base salary and for establishment of targets for the annual cash bonus. As respects long-term incentives, beginning in 2009, the Committee awarded our executive officers a mix of traditional time-based equity, in the form of restricted stock and stock options, and performance unit awards. Our long-term incentive philosophy is to closely align our executives with long-term shareholder interests by according them both time-based and performance-based LTIP awards that could result in significant compensation if the Company’s stock price increases and the Company exceeds pre-established financial performance measures, both absolute and relative to peer companies, over a three-year cycle. However, these long-term incentives are also intended to constitute variable “at risk” compensation that could be of nominal value in the event of poor stock price and financial performance. In formulating the new long-term incentive compensation component, the Committee considered peer company compensation levels and practices and our executive officer retention and succession planning objectives.

Data compiled by PM&P serve to establish the relative executive compensation for the peer group companies. The Committee believes that our aggregate executive officer compensation should generally exceed the peer group median during years of exemplary performance relative to our peer group companies and should generally be below the peer group median during years of poor performance relative to our peer group companies. Accordingly, a significant portion of our cash bonus and long-term incentive based compensation is “at risk” based on performance.

During 2009, the aggregate compensation paid to our executive officers exceeded the median of our peer group companies and was heavily weighted in long-term incentives. This primarily was due to our transition from time-based long-term incentive awards to a combination of time-based and performance-based long-term incentives and special restricted stock grants to three of our Named Executive Officers, as more fully described in the Long-Term Incentives section below.

The Committee reviews the mix of base salary, cash bonus and long-term incentives but does not target a fixed percentage allocation among the compensation elements. The principal components of 2009 compensation for our CEO and the average of our other four Named Executive Officers are presented below:

In establishing, implementing and administering our executive compensation philosophy, our Committee generally does not specifically consider amounts realizable from prior compensation, although such amounts are an inherent part of an overall subjective decision-making process. However, if the relevant performance measures utilized for a prior award or payment are restated or otherwise adjusted in a manner that would reduce the size of a prior award or payment, the Committee could adjust or recover such award or payment or otherwise reduce compensation in accordance with the terms of the underlying plans and applicable laws, rules and regulations, including application of the provisions of the Sarbanes-Oxley Act of 2002 in the event of a restatement of our earnings. Moreover, as noted above, the Committee amended the LTIP during 2009 so as to include a provision addressing clawback of proceeds of certain prior restricted stock and stock option exercises from an LTIP participant who violates the Ethics Policy.

The Committee carefully considers the relationship between our overall compensation policies, programs and practices for executive officers and other employees and risk. The Committee continually monitors the Company’s general compensation practices, specifically the design, administration and assessment of our incentive plans, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company. The Committee determined that the Company’s compensation plans and policies do not encourage excessive risk taking. Particular consideration was accorded to potential unintended consequences associated with establishment of ECIP and LTIP performance unit award goals and measurement criteria. In formulating such goals and performance criteria, the Committee focused on matters such as safety performance, financial performance, relative total shareholder return, absolute and relative return on capital employed and strategic team goals. The Committee determined that such goals and performance criteria did not encourage participation in high risk activities that are reasonably likely to have a material adverse effect on the Company.

Section 162(m) of the Code generally disallows a U.S. federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to its principal executive officer or any of its three other most highly-compensated officers (other than the principal executive officer and principal financial officer), unless such compensation meets certain specific requirements. The Committee considers the implications of Section 162(m) and generally prefers to grant awards that will be deductible without limitation where doing so will further the purposes of our executive compensation philosophy. The Executive Compensation Subcommittee (the “Subcommittee”), which consists solely of two or more “outside directors” as defined by Section 162(m), has authority to approve awards relative to our most highly-compensated officers. The Subcommittee will, however, take into consideration the various other factors, together with Section 162(m) considerations, in making executive compensation decisions.

The Committee has been reviewing the Company’s executive employment arrangements. As a result of this process, Messrs. Rabun and Chadwick have been offered new employment agreements to replace their existing arrangements. Employment agreements also have been offered to four of our other executive officers, including three Named Executive Officers. The contemplated replacement and new agreements are generally similar to the employment agreements in effect between our peer companies and their executive officers, and contain non-compete, no solicitation, confidentiality and clawback provisions. Neither the existing agreements nor the contemplated replacement or new agreements contain provisions according the executives any tax gross-up or similar tax protection. These contemplated agreements are subject to approval by our Board of Directors and acceptance by the executive officers.

Base Salary

Base salary is considered a critical component of compensation because it constitutes a current cash payment and reward to our employees at all levels, including executive officers, and is an essential factor in attracting and retaining qualified personnel. The appropriate establishment of this component relative to the marketplace is essential to enable us to attract and retain qualified individuals in a competitive industry labor market. Our Committee generally designates the 50th percentile of our peer group companies as a target for base salary because it believes our executive officers should receive a base salary that approximates the base salaries of their counterparts in the peer group and other drilling and oilfield service companies.

To provide guidance to the Committee, comparative salary data are obtained from several sources, including PM&P, general surveys of industry practices and proxy statements. Actual salaries are based on an assessment of each executive officer’s overall contribution to the achievement of our business objectives as well as comparisons to similar positions at our peer group companies and other drilling and oilfield service companies.

As previously noted, salaries generally remained unchanged during 2009 in recognition of the industry decline and global economic downturn. The Committee determined that, except as respects increases in responsibilities, executive officer base salaries would be unchanged during 2009. Only Messrs. Burns and Lowe received base salary increases during the year, primarily in recognition of the additional responsibilities they assumed upon the retirement of a former Senior Vice President during mid-2009 and their increased importance to the Company’s operational management and succession planning.

Our 2009 individual Named Executive Officer base salaries were all within 10% of the 50th percentile of our peer group companies as presented to the Committee. The annual salaries paid to our Named Executive Officers are reported below in the Summary Compensation Table.

ECIP Cash Bonus

The ECIP annual cash bonuses paid to our executive officers and other key personnel are based upon pre-determined goals. The ECIP was approved by our shareholders effective 1 January 2005 and is being submitted for re-approval by shareholders, including the material terms and the performance goals therein for purposes of Section 162(m) of the Code, at the 2010 General Meeting (see Resolution 5). Shareholder approval will satisfy certain executive compensation related requirements of Section 162(m).

Our Committee believes that a significant portion of executive officer bonus compensation should be tied to the performance of the executives as a group as measured by pre-established financial and non-financial goals, including safety performance, strategic team goals (“STGs”) and individual goals. A primary objective of the ECIP is to create a strong link between annual cash bonuses and achievement of specific goals and objectives.

The ECIP provides that failure to achieve some or all of the pre-established individual goals for executive officers could result in a reduction in the formula-derived award by up to 25% in the event achievement of the individual goals significantly fails to meet the targeted goals. Conversely, achievement of individual goals that significantly exceeds targeted performance could result in a discretionary increase of the formula-derived awards by up to 25%. The Committee’s general practice and intention is to sparingly utilize individual goal performance to increase or decrease the formula-derived bonuses so that the overall impact of the individual goals does not significantly vary the total amount of bonus paid in any fiscal year. No such individual goal adjustments were implemented for our executive officers during the administration of bonuses for the 2009 plan year.

The Committee also has authority to make discretionary awards to provide a means of redressing unanticipated inequities or to reward exemplary performance. However, this discretion only has been used in limited circumstances.

The ECIP uses performance bands to determine annual payments. For 2009, our Committee approved three performance bands: a threshold, a target and a maximum as described in the footnotes to the Summary Compensation Table. If the threshold for the year is not met, no bonus will be paid for that component. Payments are prorated for performance between threshold and target and between target and maximum for each component. The overall executive officer target bonuses were intended to approximate the 50th percentile of bonuses paid to executive officers of our peer group companies.

Our Committee administered the ECIP bonus awards for 2009 through application of pre-established performance measures. In relation to executive officer compensation, the bonus administration was formula-derived, based upon achievement of pre-established financial, safety performance and strategic team goals. This resulted in a determination by the Committee that the overall bonus calculation amounted to 132.6% of target based on Earnings Per Share (“EPS”) of $5.48, Return on Net Assets Employed Before Interest and Taxes (“RONAEBIT”) of 21.5%, a Total Recordable Incident Rate (“TRIR”) safety score of 0.60 and a Strategic Team Goals (“STG”) score of 169.3%.

Subsequent to Committee approval of the previously-disclosed 2009 plan year ECIP target bonus amounts, competitive data provided by the Committee’s compensation consultants demonstrated that the bonus target amounts for our executive officers were below the 50th percentile of our peer group companies. Accordingly, 2009 ECIP bonus administration was processed following an upward adjustment of the previously disclosed target bonus amounts and applying the calculated performance results of the original performance measures to those targets. The formula-driven performance measure achievement was calculated at 132.6%.

The 2009 ECIP bonuses paid to our Named Executive Officers generally ranged between the 50th and 75th percentile of our peer group companies. The amounts awarded to our Named Executive Officers under the ECIP for 2007, 2008 and 2009 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The bases for establishment of the financial, safety performance and strategic team goals and their associated target ranges are described in the footnotes following the Summary Compensation Table.

For the 2010 plan year, three performance bands were approved: a threshold, a target and a maximum. If the threshold for the fiscal year is not met, no bonus will be paid for that component. Payments will be prorated for performance between the threshold and target and between the target and maximum for each component. The threshold, target and maximum possible payouts under the ECIP for each of our Named Executive Officers for the 2010 plan year are disclosed in the footnotes following the Summary Compensation Table.

Consistent with 2009, the ECIP performance measures for the 2010 plan year consist of EPS, RONAEBIT, TRIR and STG. RONAEBIT shall be calculated as Operating Income divided by Net Assets Employed. Net Assets Employed shall be calculated as average Total Assets less cash and cash equivalents, short-term investments and non-interest bearing liabilities except for accrued interest and ECIP obligation.

Each of the 2010 plan year financial performance measures were established as a percentage of budget, with the target set equal to budget, threshold at 70% of budget and maximum at 130% of budget. For the safety measure, the threshold was set equal to the prior year’s industry standard safety average as reported by the International Association of Drilling Contractors (“IADC”). The target and maximum were established as internally developed improvements of the IADC reported industry averages.

STG for executive officers are established by our Committee within the first 90 days of each year. The 2010 STG, as approved by the Committee in March 2010, address the following seven objectives with a weighting assigned to each item as indicated: Operational Excellence (30%), Leadership and Strategic Issues (15%), Deepwater Initiative (15%), Redomestication (10%), Human Resources (10%), Systems (10%) and Corporate Compliance Initiatives (10%).

Long-Term Incentives

A longstanding objective of our Committee has been to motivate, reward and retain our executive officers by means of equity compensation. Because the value of equity awards over time bears a direct relationship to the price of our shares, the Committee believes equity awards under the LTIP constitute an effective incentive to create long-term value for our shareholders. Our compensation philosophy is to grant share-based awards to key personnel to instill shareholder perspective and values in their performance and to provide a strong retentive element to our compensation program.

Both restricted stock and stock option grants have been used to motivate, reward and retain our executive officers and key employees through potential share value appreciation and equity accumulation. Equity accumulation is generally encouraged, and we have adopted security ownership guidelines for our executive officers. The guidelines, which are included in the Ensco Corporate Governance Policy, provide that each Named Executive Officer should hold a minimum of 10,000 of our shares upon becoming a Named Executive Officer and should hold a minimum of 20,000 of our shares after five years of continuous service as a Named Executive Officer.

The LTIP encourages participants to focus on our long-term performance and provides an opportunity for our executive officers and other key personnel to be aligned with shareholders through grants of restricted stock or stock options. Long-term incentive award target amounts are based on a combination of competitive data and an evaluation of individual performance. In determining the target award amounts, the Committee considers contributions, impact on long-term shareholder value and the need to provide a strong retentive component in executive officer and key employee compensation.

Determinations regarding annual LTIP equity awards are normally made in May of each year. To provide a consistent approach to the timing of equity award issuance, the Committee has adopted a general policy of issuing annual equity on or about 1 June of each year. This policy was applied for the annual awards to our executive officers during 2009.

The annual LTIP equity awards issued on 1 June 2009 were in the form of restricted stock and stock options. A three-year vesting cycle was utilized for equity awarded to our executive officers during 2009. The 2009 restricted stock grants to executive officers vest (restrictions lapse) at a rate of 33.3% each year over a three-year period. Executive officer stock options awarded during 2009 vest at the rate of 33.3% per year over a three-year period and are valid for seven years from the grant date. Consistent with our understanding of general practices, including practices of our peer group companies, our unvested shares of restricted stock have dividend and voting rights on the same basis as our outstanding shares.

Our Committee adopted a practice of granting special equity awards to newly-hired or promoted officers and key employees. During 2009, no such awards were granted to our Named Executive Officers. However, during 2009 the annual equity awards were supplemented by special restricted stock grants to three of our Named Executive Officers (Messrs. Burns, Lowe and Swent) as detailed in the Grants of Plan-Based Awards Table and related footnotes. The supplemental restricted stock grants were based upon assumption of additional responsibilities, retention and succession planning considerations.

During 2009, following consultation with PM&P, the Committee determined that it would be appropriate to add a long-term performance-based component to executive compensation. Accordingly, the Committee authorized grants of performance unit awards under the LTIP that were based upon a three-year cycle as described herein. Performance unit awards issued under the LTIP are based upon pre-determined absolute and relative (peer group comparison) targets. The ultimate value of performance unit awards is variable and “at risk” based on the Company’s performance relative to pre-established goals.

The Committee granted performance unit awards to our executive officers based upon long-term absolute and relative performance criteria during 2009. Although we anticipate that future performance unit awards will be based upon a three-year cycle with vesting at the end of the cycle, the initial awards were phased-in for the first three years to provide initial pro-rata annual awards in advance of the 2012 first full cycle vesting date. The initial two phased-in performance unit awards to our Named Executive Officers were generally based upon  1/3 and  2/3 allocations of full (three-year) cycle awards and vest during 2010 and 2011, respectively, as specified in the Grants of Plan-Based Awards Table and related footnotes. In recognition of the restricted stock awards granted to Messrs. Lowe and Burns as discussed above, their initial performance unit awards were based upon  1/3 allocations of full cycle awards for the awards that vest during 2010 and 2011 as specified in the Grants of Plan-Based Awards Table and related footnotes.

The issuance of the initial performance unit awards followed culmination of a project that began early during 2009. The Committee, working in conjunction with PM&P, decided to implement a long-term performance-based compensation program applicable to certain of the Company’s executive officers. Following extensive deliberation, the Committee determined that three performance criteria should be utilized, two of which would be on a relative basis by comparison to a group of peer companies composed of Atwood Oceanics, Inc., Diamond Offshore Drilling Inc., Helmerich & Payne, Inc., Hercules Offshore, Inc., Nabors Industries Ltd., Noble Corporation, Parker Drilling Company, Pride International Inc., Rowan Companies Inc. and Transocean Ltd (the “Performance Peers”).

The performance unit award components were weighted 50% for relative Total Shareholder Return (“TSR”) and 25% each for relative Return on Capital Employed (“ROCE”) and absolute ROCE. The Committee selected relative TSR and relative and Absolute ROCE as the measures for the performance unit awards due, in part, to their prevalence in performance-based plans within our industry. Both measures also serve to align performance with shareholder interests and, as respects ROCE, a meaningful measure of efficiency in a capital intensive industry. For more detailed information, refer to the Grants of Plan-Based Awards Table and related footnotes. All 2009 restricted stock, stock options and performance unit awards granted under the LTIP to our Named Executive Officers are reported in the Grants of Plan-Based Awards Table.

Although the initial performance unit awards under the LTIP were issued in November 2009, it is contemplated that the Committee will grant future performance awards to executive officers annually within the first 90 days of the performance period in order to comply with the requirements of Section 162(m) of the Code for U.S. federal income tax deduction purposes. The awards ordinarily will be based upon a three-year cycle. The performance unit awards granted to our Named Executive Officers in March 2010 will be applicable for a three-year performance period ending 31 December 2012.

As discussed above, the Committee, in consultation with PM&P, decided that long-term incentive target award amounts for our executive officers should be equally divided into two components; (1) time-based restricted stock and stock options and (2) performance unit awards. The time-based awards are composed of two-thirds restricted stock and one-third stock options. The restricted stock and stock options vest ratably over three years, and the options have a seven-year term (or life). The performance unit awards vest on a three-year cliff and may be settled in shares, cash or a combination thereof at the Committee’s discretion.

To date, all performance units have been tied to three financial performance metrics: relative TSR (50%), absolute ROCE (25%) and relative ROCE (25%). Each metric is measured over a three-year performance period, and has a threshold, a target and a maximum. If the minimum threshold for the respective financial performance measure is not met, no amount will be paid for that component. Payments are prorated for performance between the threshold and target and between the target and maximum for each component.

The performance unit awards issued to our executive officers during 2009 will vest at the end of 2011 and will be determined, certified and paid by the Committee following evaluation of the measurement criteria during early 2012. As discussed above, the Committee determined that it would be appropriate to phase-in the long-term performance-based awards and approved performance unit awards for the 2007-2009 and the 2008-2010 cycles to implement the phase-in during 2009.

The threshold, target and maximum possible payouts of all of the performance unit awards issued to our Named Executive Officers and the restricted stock and stock option awards granted to them during 2009 are reported in the Grants of Plan-Based Awards Table and related footnotes.

Performance unit awards for the 2010 plan year were approved for each of our Named Executive Officers in March 2010. The threshold, target and maximum possible payouts of the awards are disclosed in the footnotes following the Summary Compensation Table. In conformity with past practice, it is contemplated that the time-based restricted stock and stock option component of 2010 incentive compensation will be awarded to our Named Executive Officers by the Committee effective 1 June 2010.

Our long-term incentive compensation program is designed to accord our executive officers aggregate long-term incentive target award opportunities in amounts that approximate the median value of long-term incentives awarded to executive officers of our peer group companies. The program will continually be reviewed to ensure that it is compliant and tax efficient with the overall objective of providing an optimum link between executive compensation and shareholder value creation.

Other Executive Compensation Matters

We offer health and welfare and retirement savings programs to all eligible employees. Our executive officers and management generally are eligible for the same benefit programs on the same basis as our other employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The health and welfare programs we offer include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. Beginning in January 2009, we offered the U.S.-taxpaying employee participants in our health and welfare program the option of participating in a flexible spending account, thus permitting deferral of pre-tax dollars for use in paying qualified medical and childcare expenses.

Executive officers may participate on the same basis as other employees in the employer matching and profit sharing provisions of our defined contribution savings plans on a tax-deferred basis. For 2009, the maximum total matching contribution available to executive officers and other employees who participated in the Ensco Savings Plan (a qualified 401(k) plan) and 2005 SERP was 5% of eligible salary.

Discretionary profit sharing contributions, which are directly aligned with our financial performance and profitability, amounted to 10% of eligible wages for executive officers and other employees in respect of 2009. The profit sharing awards are determined annually by our Board of Directors, following due consideration of the recommendation of our Committee. The annual profit sharing distributions generally are limited to the lesser of 4% of annual net income or 10% of eligible employee wages. The matching contributions and profit sharing awards to our Named Executive Officers are reported in the All Other Compensation column of the Summary Compensation Table.

The 2005 SERP was created to provide an additional tax-deferred savings vehicle for certain highly-compensated employees, including our Named Executive Officers, whose participation in the profit sharing and 401(k) savings plan features of the Ensco Savings Plan is restricted due to funding and contribution limitations of the Internal Revenue Code. Executive officers who participate in the 2005 SERP may elect to defer a portion of their base salary and/or annual cash bonus payments up to a percentage specified annually by our Committee and ratified by our Board of Directors. For 2009, the maximum salary deferral was 50%, inclusive of the 5% 401(k) contribution, and 100% of annual ECIP bonus payments. For 2010, maximum deferrals were maintained at the same levels.

Executive officers who elect to defer compensation in the 2005 SERP must do so annually and may direct the investment of the amount deferred and retained by us. The 2005 SERP is administered by a third party, and deferred compensation may be invested in authorized funds similar to the investment options available under the Ensco Savings Plan. Investments also may be made in funds or publicly-traded securities on a self-directed basis. Additional information regarding deferred compensation of our Named Executive Officers is reported below in the Nonqualified Deferred Compensation Table.

Redomestication Benefits

In connection with the redomestication, the Committee and PM&P participated in development of allowances and reimbursements for our executive officers who attain expatriate status by relocating to our principal executive offices in London as follows:

•	a foreign service premium equal to 15% of the executive’s base salary;

•	a cost of living allowance equal to a percentage of the executive’s base salary: (a) 15.25% for the CEO, (b) 15.65% for senior vice presidents and (c) 16.45% for vice presidents and senior managers;

•

a lump sum relocation allowance equal to one month’s base salary plus $10,000 (not to exceed $80,000 in the aggregate) and standard outbound services, including “house hunting” trips, tax preparation services, home sales assistance, shipment of personal effects and other relocation costs;

•	a monthly housing allowance of up to (a) $27,917 for the CEO, (b) $20,833 for senior vice presidents and (c) $14,333 for vice presidents and senior managers;

•	a monthly transportation allowance of up to $2,500;

•	an annual home leave allowance including air fare for the employee, spouse and eligible dependents;

•	eligible dependents’ schooling assistance; and

•

an additional benefit designed to equalize the home country income tax paid by the expatriate so that his or her total home country income tax costs will be no more or less than an amount that would have been incurred had the expatriate not accepted the expatriate assignment and remained in the home country in the same capacity.

Such benefits are customary for expatriate assignments in our industry. The Company’s redomestication benefits are intended to approximate the expatriate benefits received by industry peer executives and managers and will be subject to periodic review by the Committee.

Chief Executive Officer Compensation

Our independent directors believe the principal components of compensation for our CEO should be subject to their review and concurrence or approval. As provided in the Committee Charter, the CEO’s base salary, ECIP cash bonus and LTIP long-term equity and performance unit awards are reviewed and approved following consultation with and concurrence by our independent directors.

The base salary of our CEO is reviewed annually, consistent with our salary administration policy for all executive officers as discussed above. The Committee considers adjustments to base salary based upon a subjective evaluation of our CEO’s contributions to our progress in achieving certain business objectives and by reference to the median salary paid to Chief Executive Officers of our peer group companies. Following consultation with, and concurrence by, the independent directors, consistent with the determination to generally freeze base salaries, it was determined that Mr. Rabun’s base salary as our CEO would remain at the level that applied during the second half of 2008. Mr. Rabun’s total base salary during 2009 was $878,625.

Mr. Rabun was awarded an ECIP cash bonus of $1,165,446 during March 2010 relative to 2009 performance. The formula-derived bonus was based on EPS of $5.48, RONAEBIT of 21.5%, a safety (TRIR) score of 0.60 and a STG score of 169.3%. The CEO’s ECIP award is more fully described in the footnotes following the Summary Compensation Table.

Pursuant to the LTIP, Mr. Rabun received an award of 27,030 shares of restricted stock and 32,499 stock options during 2009. During 2009, he also received performance unit awards for three performance periods with an aggregate target payout of $3,348,000. The CEO’s performance unit awards are more fully described in the footnotes following the Grants of Plan-Based Awards Table.

Mr. Rabun’s ECIP bonus, equity and performance unit awards were approved following consultation with, and concurrence by, the independent directors. The restricted stock and stock option awards were issued to Mr. Rabun on 1 June 2009. The performance unit award for the first performance period ending 31 December 2009 in the amount of $746,325 was paid to Mr. Rabun in March 2010.

In evaluating 2009 CEO performance and administering Mr. Rabun’s overall compensation, our Committee, in consultation with our independent directors, considered several performance related factors, including (1) Mr. Rabun’s leadership in conceptualizing, formulating, presenting and implementing the Company’s redomestication, (2) his success in managing our general business, (3) the Company’s achievement of record safety and outstanding financial performance under his stewardship, (4) his role in the prudent and conservative management of our balance sheet, (5) his participation in the successful assimilation of a new Vice President of Investor Relations and Treasurer into the management team, (6) his oversight of the effective start-up of two new ultra-deepwater semisubmersible rigs and (7) his able management of our assets and human resources with a strategic focus.

Employment Contracts, Termination of Employment Arrangements and Potential Post-Termination Payments

In connection with succession planning activities involving the initial employment of Mr. Rabun and the promotion of Mr. Chadwick to his current position during 2006, the Committee and Board authorized contracts with Messrs. Rabun and Chadwick as described below. In connection with the redomestication in December 2009, our former Delaware parent corporation entered into an amendment and restatement of the letter agreement with Mr. Chadwick and an amendment to the employment offer letter agreement with Mr. Rabun. The severance entitlements included in the original 2006 employment agreements did not change in the December 2009 amendment and restatement.

On 6 February 2006, we entered into an employment offer letter agreement with Mr. Rabun in connection with his election as our President and appointment as a member of our Board of Directors, as amended on 22 December 2009. Under the agreement, Mr. Rabun’s initial annual base salary was set at $750,000, subject to annual review and adjustment. The agreement provided that he was eligible to receive an annual ECIP cash bonus for 2006 based upon performance against pre-established goals. Additionally, Mr. Rabun was granted 75,000 shares of restricted stock and 100,000 stock options with an exercise price of $47.12 per share, equal to the market value of our shares on 20 March 2006, the date Mr. Rabun’s employment commenced (“Initial Grants”). The Initial Grants are reported in the Outstanding Equity Awards at Fiscal Year-End Table. Pursuant to the agreement, Mr. Rabun was not eligible for an annual equity award under the LTIP during 2006.

In order to offset loss of certain retirement entitlements attendant to his former position, we made a cash contribution of $1,100,000 to Mr. Rabun’s SERP account as an employer discretionary contribution upon commencement of his employment pursuant to the agreement. This contribution was fully vested on the date of contribution. The agreement also provided that Mr. Rabun receive other benefits generally available to our executive officers and credited him with six years of prior service for purposes of determining Normal Retirement Age under the terms of the LTIP.

Under the agreement, Mr. Rabun will be entitled to a severance payment of two times his most recent base salary and target bonus as well as immediate vesting of 20% of the Initial Grants if he is involuntarily terminated other than by reason of gross negligence, malfeasance, breach of fiduciary duty or similar cause (“for cause”) or he voluntarily terminates his employment for “good reason”. Separately, in the event of an actual or constructive termination other than “for cause” within two years following a change in control, Mr. Rabun will be entitled to three times his most recent base salary and target bonus, as well as full vesting of all outstanding equity awards.

The severance protections described above will apply for the initial four years of Mr. Rabun’s employment and will renew annually thereafter unless terminated in writing by us with at least one-year prior notice. The foregoing summary is qualified in its entirety by reference to the Agreement, which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed on 6 February 2006, and the amendment, which was attached as Exhibit 10.15 to the Current Report on Form 8-K filed on 23 December 2009, both of which are incorporated herein by reference.

The table below summarizes Mr. Rabun’s estimated severance entitlement (assuming that a triggering event took place on 31 December 2009, and the price per share of our common stock was the closing market price of $39.94 on that date):

Daniel W. Rabun

Estimated Severance for Involuntary

or Good Reason Termination

Base Salary as of 31 December 2009	Target Bonus as of 31 December 2009	Initial Grants and Awards
		Restricted Stock	Options		Total
		75,000 shares	100,000 shares
$878,625	$878,625	x 20% = 15,000	x 20% = 20,000

x 2	x 2	x $39.94	x $0.00	(1)

$1,757,250	$1,757,250	$599,100	$ —		$4,113,600

Estimated Severance for Actual or Constructive Termination

Following a Change in Control

Base Salary as of 31 December 2009	Target Bonus as of 31 December 2009	Outstanding on 31 December 2009
		Restricted Stock	Options		Performance Unit Awards		Total
$878,625	$878,625	158,361 shares x 100% = 158,361	232,499 shares x 100% = 232,499

x 3	x 3	x $39.94	x $0.00	(2)

$2,635,875	$2,635,875	$6,324,938	$ —		$3,348,000	(3)	$14,944,688

(1)	Closing market price of $39.94 is less than exercise price of $47.12.
(2)	Closing market price of $39.94 is less than the exercise price for all of Mr. Rabun’s 232,499 options outstanding as of 31 December 2009.
(3)	Performance unit awards can be settled in shares, cash or a combination thereof at the Committee’s discretion.

On 1 March 2006, we entered into a letter agreement with Mr. Chadwick, our Executive Vice President and Chief Operating Officer, which was amended and restated effective 23 December 2009 as noted above. The agreement provided that Mr. Chadwick will be entitled to a severance payment of two times his most recent base salary and target bonus if he is involuntarily terminated other than by reason of gross negligence, malfeasance, breach of fiduciary duty or similar cause (“for cause”). Separately, in the event of an actual or constructive termination other than “for cause” within two years following a change in control, Mr. Chadwick will be entitled to three times his most recent base salary and target bonus, as well as full vesting of all outstanding equity awards.

The severance protections described above will apply for four years following Mr. Chadwick’s appointment to serve as Executive Vice President and Chief Operating Officer, which was effective 1 January 2006, and will renew annually thereafter unless terminated in writing by us with at least one-year prior notice.

The foregoing summary is qualified in its entirety by reference to the Agreement, which was attached as Exhibit 10.14 to the Current Report on Form 8-K filed on 23 December 2009.

The table below summarizes Mr. Chadwick’s estimated severance entitlement (assuming that a triggering event took place on 31 December 2009, and the price of our shares was the closing market price of $39.94 on that date):

William S. Chadwick, Jr.

Estimated Severance for Involuntary

or Good Reason Termination

Base Salary as of 31 December 2009	Target Bonus as of 31 December 2009	Total
$550,605	$412,952
x 2	x 2

$1,101,210	$825,904	$1,927,114

Estimated Severance for Actual or Constructive Termination

Following a Change in Control

Base Salary as of 31 December 2009	Target Bonus as of 31 December 2009	Outstanding on 31 December 2009
		Restricted Stock	Options		Performance Unit Awards		Total
$550,605	$412,952	87,857 shares x 100% = 87,857	118,294 shares x 100% = 118,294

x 3	x 3	x $39.94	x $0.47	(1)

$1,651,815	$1,238,856	$3,509,009	$55,598		$2,271,000	(2)	$8,726,278

(1)	This amount represents the weighted-average intrinsic value of Mr. Chadwick’s 118,294 options based on the closing market price of $39.94 per share.
(2)	Performance unit awards can be settled in shares, cash or a combination thereof at the Committee’s discretion.

The LTIP provides certain benefits in the event of a dissolution, liquidation, reorganization or change in control of the Company. If the Company is dissolved or liquidated, all outstanding awards will immediately vest or become exercisable or payable in full, and all forfeiture restrictions will lapse upon such date to be fixed by the Committee. The Committee will provide written notice to each participant at least 30 days in advance of the fixed date.

If the employment of an LTIP participant is terminated without cause or if a participant resigns from his or her employment for “good reason” within the two-year period following a change in control of the Company, all of his or her outstanding awards under the LTIP will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse. A “change in control” will be deemed to occur under the LTIP if any person acquires beneficial ownership of 50% or more of our voting securities; or there is a change in the composition of a majority of the then-incumbent Board of Directors. A participant will be deemed to have resigned for “good reason” if, after notice and a 30 day period to cure, any of the following events have occurred: (i) without the participant’s express written consent, the assignment of the participant to any position which is not at least equivalent to the participant’s duties, responsibilities and status within the Ensco group immediately prior to the change in control; (ii) a reduction of the participant’s base salary or of any bonus compensation formula applicable to him or her immediately prior to the change in control; (iii) a failure to maintain, or the taking of any action that would materially effect the participant’s participation in or reduce the participant’s benefits under, any of the employee or material fringe benefits to which participant is entitled at a level substantially equal to or greater than the value to him or her and his or her dependents of those employee benefits in effect immediately prior to the change in control; (iv) the failure to permit the participant to take substantially the same number of paid vacation days and leave to which the participant is entitled immediately prior to the change in control; or (v) requiring the participant who is based in the present office in Dallas, Texas on the date a change in control occurs to be based anywhere other than within a fifty (50) mile radius of the present office in Dallas, Texas, except for required travel on business to an extent substantially consistent with the participant’s business travel obligations immediately prior to the change in control.

Estimated severance entitlements under the LTIP following a dissolution or liquidation or an actual or constructive termination upon a change of control, for Messrs. Lowe, Burns and Swent are as follows (assuming a triggering event took place on 31 December 2009, and the price per share of our common stock was the closing price of $39.94 on that date):

	Restricted Stock	Stock Options		Performance Unit Awards	Total
Patrick Carey Lowe	$2,214,633	—		$1,016,666	$3,231,299
John Mark Burns	$2,608,761	—		$1,016,666	$3,625,427
James W. Swent III	$2,743,239	$47,963	*	$1,220,000	$4,011,202

*	This amount represents the weighted-average intrinsic value of Mr. Swent’s 76,844 options based on a closing market price of $39.94 per share.

Contemplated New Employment Contracts

The Committee has been reviewing the Company’s executive employment arrangements. As a result of this process, Messrs. Rabun and Chadwick have been offered new employment agreements to replace their existing arrangements. Employment agreements also have been offered to four of our other executive officers, including three Named Executive Officers. The contemplated replacement and new agreements are generally similar to the employment agreements in effect between our peer companies and their executive officers, and contain non-compete, no solicitation, confidentiality and clawback provisions. Neither the existing agreements nor the contemplated replacement or new agreements contain provisions according the executives any tax gross-up or similar tax protection. These contemplated agreements are subject to approval by our Board of Directors and acceptance by the executive officers.

Separation Agreement

In connection with the retirement of Phillip J. Saile from his position as the Company’s Senior Vice President—Operations in June 2009, the Company and Mr. Saile entered into a Separation Agreement dated 29 June 2009. The Separation Agreement provided for payment to Mr. Saile of one year base salary of $402,750 in a lump sum and a severance bonus amount of $119,875, less required withholdings. The Company also agreed to provide COBRA and outplacement benefits to Mr. Saile. In addition, Mr. Saile’s unvested shares of restricted stock granted under the Company’s long-term incentive plans were accelerated and vested with the exception of the restricted stock award granted in June 2009, which was forfeited. The Separation Agreement included certain customary waivers and releases and a one year non-compete agreement.

Retirement and Other Benefits

All full-time U.S. taxpayer employees are eligible to participate in the Ensco Savings Plan, and beginning in January 2009, certain of our non-U.S. employees are eligible to participate in the Ensco Multinational Savings Plan. Executive officers and other key personnel are entitled to participate in the 2005 SERP. We do not have a defined benefit pension plan for our executive officers or our employees in the United States.

Perquisites and Other Personal Benefits

In conformity with our Committee’s conservative philosophy, and except as respects the redomestication benefits described above, our executive officers receive only limited perquisites involving items such as wholly or partially-paid club memberships and, on the same basis as other employees in the corporate headquarters, subsidized office parking. Our executive officers are eligible to receive company-paid or company-subsidized life insurance, medical and disability coverage on the same basis as our other employees.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned by each of our Named Executive Officers for the fiscal years ended 31 December 2009, 2008 and 2007:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Share Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)(5)(6)	All Other Compensation ($)(7)	Total ($)
Daniel W. Rabun	2009	$878,625	$5,153,199	$558,008	$1,165,446	$154,655	$7,909,933
Chairman, President and Chief Executive Officer	2008	$851,813	$5,506,847	$—	$1,173,784	$148,196	$7,680,640
	2007	$787,500	$2,530,732	$2,566,900	$1,119,448	$133,382	$7,137,962

William S. Chadwick, Jr.	2009	$550,605	$3,495,417	$378,495	$547,757	$97,125	$5,069,399
Executive Vice President and Chief Operating Officer	2008	$533,803	$2,394,453	$—	$563,416	$96,328	$3,588,000
	2007	$499,500	$1,012,232	$1,026,760	$537,259	$89,555	$3,165,306

Patrick Carey Lowe	2009	$366,721	$2,803,740	$203,361	$330,987	$63,304	$3,768,113
Senior Vice President

John Mark Burns	2009	$366,721	$2,378,340	$203,361	$330,987	$67,412	$3,346,821
Senior Vice President

James W. Swent III	2009	$415,883	$2,133,022	$203,361	$330,987	$75,896	$3,159,149
Senior Vice President—Chief Financial Officer	2008	$403,192	$1,676,153	$—	$350,148	$75,404	$2,504,897
	2007	$372,750	$809,968	$821,408	$371,001	$69,184	$2,444,311

(1)	The amounts disclosed in this column include amounts voluntarily deferred under the Ensco Savings Plan and the 2005 Ensco Supplemental Executive Retirement Plan (referred to collectively along with the Ensco Supplemental Retirement Plan as the “SERP” in the Executive Compensation tables and related footnotes) as disclosed in the Nonqualified Deferred Compensation Table.
(2)	The amounts disclosed in this column for 2008 and 2007 represent the aggregate grant-date fair value of restricted stock awards. The amounts disclosed in this column for 2009 represent the aggregate grant-date fair value of restricted stock awards and performance unit awards as follows:

	Restricted Stock	Performance Unit Awards	Total
Daniel W. Rabun	$1,116,069	$4,037,130	$5,153,199
William S. Chadwick, Jr.	$756,970	$2,738,447	$3,495,417
Patrick Carey Lowe	$1,682,865	$1,120,875	$2,803,740
John Mark Burns	$1,257,465	$1,120,875	$2,378,340
James W. Swent III	$661,905	$1,471,117	$2,133,022

Grant-date fair value for restricted stock and performance unit awards is measured using the market value of our shares on the date of grant and the estimated probable payout on the date of grant, respectively, as described in Note 9 to our 31 December 2009 audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on 25 February 2010. If the maximum level of payout is achieved under the 2009 performance unit award grants, the aggregate fair value of the related performance unit awards would be: Mr. Rabun $7,800,840, Mr. Chadwick $5,291,430, Mr. Lowe $2,368,834, Mr. Burns $2,368,834 and Mr. Swent $2,842,600. Performance unit awards may be settled in shares of the Company, cash or combination thereof at the Company’s discretion.

(3)	The amounts disclosed in this column represent the grant-date fair value of stock options. The grant-date fair value of each stock option is estimated using the Black-Scholes option valuation model. Assumptions used in this model are included in Note 9 to our 31 December 2009 audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on 25 February 2010.
(4)	The amounts disclosed in this column represent bonuses awarded for the 2009, 2008 and 2007 plan years pursuant to the ECIP. Such bonuses were awarded and paid during the following year based upon the achievement of pre-determined financial, safety performance and strategic team goals during the plan year. The 2009 amounts disclosed in this column include amounts voluntarily deferred under the SERP as follows: Mr. Lowe $165,494 and Mr. Swent $132,395.
(5)	Under the ECIP, our executive officers and other management employees may receive an annual cash bonus based upon achievement of pre-determined financial, safety performance and strategic team goals. The ECIP uses performance bands to determine annual payments: a threshold, a target and a maximum for each of our executive officers. If the threshold for the fiscal year is not met, no bonus is paid for that component. Payments are prorated for performance between the threshold and target and between the target and maximum for each component.

In November 2008, the Committee approved financial, safety performance and strategic team goals for our executive officers for the 2009 plan year. The ECIP performance measures and actual results for the executive officers for the 2009 plan year were as follows:

2009 ECIP PERFORMANCE MEASURES

Performance Measures	Weighting	Threshold	Target	Maximum	Actual Results	% of Target Achieved*
EPS	30%	$0.40	$5.94	$8.11	$5.48	91.7%
RONAEBIT	30%	5%	19%	36.3%	21.5%	114.5%
Safety (TRIR)	10%	1.15	1.00	0.80	0.60	200.0%
Strategic Team Goals	30%	0%	100%	200%	169.3%	169.3%

TOTAL AWARD	100%					132.6%

*	The Committee set a maximum percentage target achievement of 200% for 2009.

The Committee administered the ECIP bonus awards for 2009 by reference to pre-established performance measures and goals. The bonus administration, which was formula-derived based upon achievement of pre-established financial, safety performance and strategic team goals, was processed following an upward adjustment of previously-disclosed target bonus amounts implemented in consideration of competitive data provided by the Committee’s compensation consultants.

The resulting threshold, target and maximum estimated possible payouts for our Named Executive Officers for the 2009 plan year and the related actual payouts to our Named Executive Officers made in March 2010 were as follows:

	Threshold	Target	Maximum	Actual
Daniel W. Rabun	$439,313	$878,625	$1,757,250	$1,165,446
William S. Chadwick, Jr.	$206,476	$412,952	$825,904	$547,757
Patrick Carey Lowe	$124,765	$249,530	$499,060	$330,987
John Mark Burns	$124,765	$249,530	$499,060	$330,987
James W. Swent III	$124,765	$249,530	$499,060	$330,987

(6)	For the 2010 plan year, three performance bands were approved: a threshold, a target and a maximum. If the threshold for the fiscal year is not met, no bonus will be paid for that component. Payments are prorated for performance between the threshold and target and between the target and maximum for each component.

The threshold, target and maximum estimated possible payouts for our Named Executive Officers under the ECIP for the 2010 plan year were approved by the Committee in March 2010 as follows:

	Threshold	Target	Maximum
Daniel W. Rabun	$439,313	$878,625	$1,757,250
William S. Chadwick, Jr.	$206,476	$412,952	$825,904
Patrick Carey Lowe	$124,765	$249,530	$499,060
John Mark Burns	$124,765	$249,530	$499,060
James W. Swent III	$124,765	$249,530	$499,060

(7)	See All Other Compensation Table.

Base salary for our executive officers is set relative to the median of a peer group of oilfield service companies approved by our Committee. Our 2009 peer group companies are described under the heading “Executive Officer Compensation Philosophy”. Actual salaries are based on the Committee’s assessment of each executive’s overall contribution to the achievement of our business objectives as well as comparisons to similar positions at our peer group companies.

As described above under the heading “Employment Contracts, Termination of Employment Arrangements and Potential Post-Termination Payments”, in connection with the redomestication in December 2009 we revised the original letter agreements with Messrs. Rabun and Chadwick addressing severance protection. The December 2009 revision of the agreements did not change the severance benefits of the original 2006 employment agreements.

All Other Compensation Table

The table below summarizes premiums paid for group term life insurance, contributions to various benefit plans we sponsor and other payments (see footnotes) for the fiscal year ended 31 December 2009:

All Other Compensation Table

For the Year Ended 31 December 2009

Name	Group Term Life Insurance(1)	Ensco Savings Plan(2)	Profit Sharing Plan(3)	SERP(4)	Dividends on Non- Vested Restricted Stock Awards(5)	Other(6)	Total All Other Compensation
Daniel W. Rabun	$10,062	$12,250	$85,727	$30,614	$16,002	$—	$154,655
William S. Chadwick, Jr.	$7,524	$12,250	$53,723	$14,611	$9,017	$—	$97,125
Patrick Carey Lowe	$4,647	$12,250	$35,662	$5,581	$3,244	$1,920	$63,304
John Mark Burns	$2,901	$12,250	$35,618	$5,559	$5,007	$6,077	$67,412
James W. Swent III	$8,328	$12,250	$40,578	$8,039	$6,701	$—	$75,896

(1)	The amounts disclosed in this column represent the group term life insurance premiums paid for each Named Executive Officer.
(2)	The amounts disclosed in this column represent the maximum allowable portion of our matching contributions paid into each Named Executive Officer’s Ensco Savings Plan account.
(3)	The amounts disclosed in this column represent our profit sharing contributions for 2009 paid into each Named Executive Officer’s Ensco Savings Plan and/or SERP account during the first quarter of 2010.

(4)	The amounts disclosed in this column represent matching contributions paid into each Named Executive Officer’s SERP account.
(5)	The amounts disclosed in this column represent the dividends earned and paid on the Named Executive Officer’s unvested shares of restricted stock during 2009.
(6)	The amounts disclosed in this column represent relocation expenses paid during 2009 in respect of the Named Executive Officers’ relocation to our former U.S. headquarters upon joining the Company during 2008.

Grants of Plan-Based Awards Table

The table below contains information regarding grants of restricted stock, stock options and performance unit awards for the fiscal year ended 31 December 2009:

Grants of Plan-Based Awards Table

For the Year Ended 31 December 2009

Name	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2)(3)			All Other Stock Awards: Number of Shares or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Closing Price on Grant Date ($/Sh)(5)	Grant-Date Fair Value of Stock & Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Daniel W. Rabun	6/1/2009	5/28/2009				27,030		41.29	1,116,069
	6/1/2009	5/28/2009					32,499	41.29	558,008
	11/03/2009	11/03/2009	$104,625	$558,000	$1,300,140				746,325
	11/03/2009	11/03/2009	$209,250	$1,116,000	$2,600,280				1,922,310
	11/03/2009	11/03/2009	$313,875	$1,674,000	$3,900,420				1,368,495

William S. Chadwick, Jr.	6/1/2009	5/28/2009				18,333		41.29	756,970
	6/1/2009	5/28/2009					22,044	41.29	378,495
	11/03/2009	11/03/2009	$70,969	$378,500	$881,905				506,244
	11/03/2009	11/03/2009	$141,938	$757,000	$1,763,810				1,303,932
	11/03/2009	11/03/2009	$212,906	$1,135,500	$2,645,715				928,271

Patrick Carey Lowe	6/1/2009	5/28/2009				9,849		41.29	406,665
	6/1/2009	5/28/2009					11,844	41.29	203,361
	9/30/2009	9/29/2009				30,000		42.54	1,276,200
	11/03/2009	11/03/2009	$38,125	$203,333	$473,767				271,958
	11/03/2009	11/03/2009	$38,125	$203,333	$473,767				350,242
	11/03/2009	11/03/2009	$114,375	$610,000	$1,421,300				498,675

John Mark Burns	6/1/2009	5/28/2009				9,849		41.29	406,665
	6/1/2009	5/28/2009					11,844	41.29	203,361
	9/30/2009	9/29/2009				20,000		42.54	850,800
	11/03/2009	11/03/2009	$38,125	$203,333	$473,767				271,958
	11/03/2009	11/03/2009	$38,125	$203,333	$473,767				350,242
	11/03/2009	11/03/2009	$114,375	$610,000	$1,421,300				498,675

James W. Swent III	6/1/2009	5/28/2009				9,849		41.29	406,665
	6/1/2009	5/28/2009					11,844	41.29	203,361
	9/30/2009	9/29/2009				6,000		42.54	255,240
	11/03/2009	11/03/2009	$38,125	$203,333	$473,767				271,958
	11/03/2009	11/03/2009	$76,250	$406,667	$947,533				700,484
	11/03/2009	11/03/2009	$114,375	$610,000	$1,421,300				498,675

(1)

The amounts in this column represent the estimated future payouts under the LTIP for the performance unit awards approved by the Committee in November 2009. The Committee implemented a three-year cycle so that the performance unit awards would vest on a scaled basis beginning in 2010. The performance unit awards were granted to certain of the Company’s executive officers and are based upon three financial performance measurements, each measured over a three-year performance period. These awards may be settled in Company shares, cash or a combination thereof at the Company’s discretion upon attainment of specified performance goals based on relative TSR and absolute and relative ROCE. The goals for the performance unit awards granted in November 2009 have three performance bands: a threshold, a target and a maximum. If the minimum threshold for the respective financial performance measure is not met, no amount will be paid for that component. Payments are prorated for performance between the threshold and target and between the target and maximum for each component. The related performance measures, possible payouts and actual results are disclosed in Note (3) below.

(2)	In respect of the performance unit awards, TSR is defined as (i) dividends paid during the performance period plus the ending share price of the performance period minus the beginning share price of the performance period (ii) divided by the beginning share price of the performance period. Beginning and ending share prices are based on the average closing prices during the quarter preceding the performance period and the final quarter of the performance period, respectively. ROCE is defined as (i) net income, adjusted for any nonrecurring gains and losses, plus after-tax net interest expense, divided by (ii) total equity as of January 1 of the respective year plus the average of the long-term debt balances as of January 1 and December 31 of the respective year.
(3)	The Company’s relative performance is evaluated against a group of ten peer companies, consisting of Atwood Oceanics, Inc., Diamond Offshore Drilling, Inc., Helmerich & Payne, Inc., Hercules Offshore, Inc., Nabors Industries Ltd., Noble Corporation, Parker Drilling Company, Pride International, Inc., Rowan Companies, Inc. and Transocean Ltd. If the group decreases in size during the performance period as a result of mergers, acquisitions or economic conditions, the applicable multipliers will be adjusted to pre-determined amounts based on the remaining number of peer group companies for the two relative performance measures.

The first performance unit awards were granted under the LTIP for the performance period beginning January 1, 2007 and ending December 31, 2009 as follows:

Performance Measure	Weight		Threshold	Target	Maximum	Actual Results	% of Target Payout Achieved
Relative TSR	50%	Rank Award Multiplier	9 of 11 0.25	6 of 11 1.00	1 of 11 2.33	7	75%
Relative ROCE	25%	Rank Award Multiplier	9 of 11 0.25	6 of 11 1.00	1 of 11 2.33	4	152%
Absolute ROCE	25%	Percentage Achieved Award Multiplier	8% 0.00	12% 1.00	≥18% 2.33	24%	233%

The first performance unit awards granted under the LTIP for the performance period beginning January 1, 2007 and ending December 31, 2009 were paid in cash in March 2010 to our Named Executive Officers as follows:

	Relative TSR	Relative ROCE	Absolute ROCE	Total
Daniel W. Rabun	$209,250	$212,040	$325,035	$746,325
William S. Chadwick, Jr.	$141,938	$143,830	$220,476	$506,244
Patrick Carey Lowe	$76,250	$77,267	$118,441	$271,958
John Mark Burns	$76,250	$77,267	$118,441	$271,958
James W. Swent III	$76,250	$77,267	$118,441	$271,958

Performance unit awards were granted under the LTIP for the performance period beginning January 1, 2008 and ending December 31, 2010 as follows:

Performance Measure	Weight		Threshold	Target	Maximum
Relative TSR	50%	Rank Award Multiplier	9 of 11 0.25	6 of 11 1.00	1 of 11 2.33
Relative ROCE	25%	Rank Award Multiplier	9 of 11 0.25	6 of 11 1.00	1 of 11 2.33
Absolute ROCE	25%	Percentage Achieved Award Multiplier	8% 0.00	12% 1.00	≥18% 2.33

Performance unit awards were granted under the LTIP for the performance period beginning January 1, 2009 and ending December 31, 2011 as follows:

Performance Measure	Weight		Threshold	Target	Maximum
Relative TSR	50%	Rank Award Multiplier	9 of 11 0.25	6 of 11 1.00	1 of 11 2.33
Relative ROCE	25%	Rank Award Multiplier	9 of 11 0.25	6 of 11 1.00	1 of 11 2.33
Absolute ROCE	25%	Percentage Achieved Award Multiplier	8% 0.00	12% 1.00	≥18% 2.33

(4)	The amounts disclosed in this column reflect the number of shares of restricted stock granted to each Named Executive Officer pursuant to the LTIP.
(5)	The amounts disclosed in this column represent the closing price on the date of grant used to determine the grant-date fair value of restricted stock and the exercise price of stock options granted to each Named Executive Officer.

In March 2010, the Committee approved performance unit awards for certain of our executive officers for the 2010 plan year. These awards may be settled in Company shares, cash or a combination thereof at the Committee’s discretion upon attainment of specified performance goals based on relative TSR and absolute and relative ROCE. The resulting threshold, target and maximum estimated possible payouts for our Named Executive Officers for the performance unit awards granted in March 2010 were as follows:

	Threshold	Target	Maximum
Daniel W. Rabun	$313,875	$1,674,000	$3,900,420
William S. Chadwick, Jr.	$212,906	$1,135,500	$2,645,715
Patrick Carey Lowe	$114,375	$610,000	$1,421,300
John Mark Burns	$114,375	$610,000	$1,421,300
James W. Swent III	$114,375	$610,000	$1,421,300

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the number of unexercised stock options segregated by those that were exercisable and those that were unexercisable as of 31 December 2009 and the number and amount of shares of restricted stock and performance unit awards that had not vested as of 31 December 2009:

Outstanding Equity Awards at Fiscal Year-End Table

For the Year Ended 31 December 2009

	Option Awards					Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Daniel W. Rabun	50,000	25,000	(2)	$47.120	3/20/2013	158,361	(3)	$6,324,938	142,434	$5,688,810
	62,500	62,500	(4)	$60.740	6/1/2014
	—	32,499	(5)	$41.290	6/1/2016

William S. Chadwick, Jr.	8,750	—		$33.545	6/1/2012	87,857	(6)	$3,509,009	96,615	$3,858,808
	10,625	10,625	(7)	$46.240	2/27/2013
	14,375	14,375	(8)	$50.280	6/1/2013
	12,500	25,000	(9)	$60.740	6/1/2014
	—	22,044	(10)	$41.290	6/1/2016

Patrick Carey Lowe	—	11,844	(11)	$41.290	6/1/2016	55,449	(12)	$2,214,633	36,655	$1,599,217

John Mark Burns	—	11,844	(11)	$41.290	6/1/2016	65,317	(13)	$2,608,761	36,655	$1,599,217

James W. Swent III	7,500	—		$33.545	6/1/2012	68,684	(14)	$2,743,239	51,902	$2,072,983
	8,750	8,750	(15)	$50.280	6/1/2013
	20,000	20,000	(16)	$60.740	6/1/2014
	—	11,844	(11)	$41.290	6/1/2016

(1)

The number of unearned performance unit awards and market value of unearned performance unit awards disclosed in these columns assume the total estimated performance unit award is paid out at the threshold level of performance in Company shares using the closing share price on 31 December 2009, except where the previous fiscal year’s performance has exceeded the threshold, in which case the amounts are based on the next higher performance measure (target or maximum). The initial performance unit awards granted during 2009 were phased-in for the first three years to provide initial pro-rata annual awards in advance of the 2012 vesting date for the first full cycle. The initial two phased-in performance unit awards to our Named Executive Officers were generally based upon  1 /3 and  2/3 allocations of full (three-year) cycle awards and vest during 2010 and 2011, respectively. We anticipate that future performance unit award grants will be based upon a three-year cycle with vesting at the end of the cycle. The performance unit awards may be settled in Company shares, cash or a combination thereof at the Company’s discretion.

(2)	25,000 Options vest annually until 20 March 2010, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(3)	5,000 Shares vest annually until 20 March 2011; 17,343 Shares vest annually until 1 June 2012; 15,333 Shares vest annually until 1 June 2013; and 5,000 Shares vest annually until 20 March 2016, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(4)	31,250 Options vest annually until 1 June 2011, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(5)	10,833 Options vest annually until 1 June 2012, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(6)

1,750 Shares vest annually until 1 June 2010; 3,833 Shares vest annually until 1 June 2011; 9,444 Shares vest annually until 1 June 2012; 6,667 Shares vest annually until 1 June 2013; 4,000 Shares vest annually until 14 November 2013; and 1,063 Shares vest annually until 27 February 2016, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(7)	10,625 Options vest annually until 27 February 2010, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(8)	14,375 Options vest annually until 1 June 2010, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(9)	12,500 Options vest annually until 1 June 2011, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(10)	7,348 Options vest annually until 1 June 2012, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(11)	3,948 Options vest annually until 1 June 2012, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(12)	15,000 Shares vest annually until 30 September 2011; 3,283 Shares vest annually until 1 June 2012; 3,900 Shares vest annually until 18 August 2013, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(13)	10,000 Shares vest annually until 30 September 2011; 3,283 Shares vest annually until 1 June 2012; 8,867 Shares vest annually until 2 June 2013, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(14)	1,500 Shares vest annually until 1 June 2010; 2,333 Shares vest annually until 1 June 2011; 3,000 Shares vest annually until 30 September 2011; 5,950 Shares vest annually until 1 June 2012; 4,667 Shares vest annually until 1 June 2013; and 5,000 Shares vest annually until 28 July 2013, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(15)	8,750 Options vest annually until 1 June 2010, except as may be deferred during certain specified regular or special blackout periods as required under the plan.
(16)	10,000 Options vest annually until 1 June 2011, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

Our Committee adopted a practice of granting special equity awards to officers and key employees who are newly-hired or promoted. During 2009, no such awards were granted to our Named Executive Officers. However, during 2009, the annual equity awards were supplemented by special restricted stock grants to three of our Named Executive Officers (Messrs. Burns, Lowe and Swent) as detailed in the Grants of Plan-Based Awards Table above. The supplemental restricted stock grants were based upon assumption of additional responsibilities, retention and succession planning considerations.

Option Exercises and Share Vested Table

The following table sets forth information regarding aggregate stock option exercises during the year ended 31 December 2009 and aggregate shares of restricted stock that vested during the year ended 31 December 2009:

Option Exercises and Share Vested Table

For the Year Ended 31 December 2009

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel W. Rabun	—	$—	33,666	$1,258,369
William S. Chadwick, Jr.	17,500	$245,616	20,646	$853,204
Patrick Carey Lowe	—	$—	3,900	$142,662
John Mark Burns	—	$—	8,867	$366,562
James W. Swent III	17,500	$244,482	16,167	$658,085

Nonqualified Deferred Compensation Table

Executive officers who participate in the SERP may elect to defer a portion of their base salary and/or annual cash bonus payments up to a percentage specified annually by our Committee and ratified by our Board of Directors. For 2009, the maximum salary deferral was 50%, inclusive of the 5% 401(k) contribution, and 100% of annual ECIP bonus payments. For 2010, maximum deferrals were maintained at the same levels.

Executive officers who elect to defer compensation in the SERP must do so annually prior to the beginning of each calendar year and may direct the investment of the amount deferred and retained by us. The SERP is administered by a third party, and deferred compensation may be invested in authorized funds that are similar to the investment options available under the Ensco Savings Plan, except as respects the option to self-direct investments in a brokerage account. The following table sets forth information regarding the activity in each Named Executive Officer’s SERP account for the year ended 31 December 2009:

Nonqualified Deferred Compensation Table

For the Year Ended 31 December 2009

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
Daniel W. Rabun	$617,505	$92,796	$208,724	$—	$4,089,356
William S. Chadwick, Jr.	$95,194	$44,992	$278,733	$—	$1,075,221
Patrick Carey Lowe	$200,108	$5,581	$75,398	$—	$289,901
John Mark Burns	$58,985	$5,559	$18,888	$—	$109,356
James W. Swent III	$229,252	$25,359	$239,349	$—	$886,529

(1)	The amounts disclosed in this column are also reported in the “Salary” or “Non-Equity Incentive Plan Compensation” column for each of the Named Executive Officers in the Summary Compensation Table.
(2)	The amounts disclosed in this column are also disclosed in the “All Other Compensation” column of the Summary Compensation Table and are further described in the All Other Compensation Table.
(3)	The amounts disclosed in this column represent earnings on invested funds in each Named Executive Officer’s individual SERP account. The SERP is administered by a third party, and deferred compensation may be invested in authorized funds which are similar to the investment options available under the Ensco Savings Plan, except as respects the option to self-direct investments in a brokerage account. There were no above-market or preferential earnings.

The SERP provides a tax-deferred savings plan for certain highly-compensated employees, including all of the Named Executive Officers, whose participation in the profit sharing and 401(k) savings plan features of the Ensco Savings Plan is restricted due to funding and contribution limitations of the Internal Revenue Code. The SERP is a nonqualified plan where eligible employees may voluntarily defer a portion of their compensation for use after separation of employment. The bases upon which the deferred funds are paid following separation of employment are determined by each Named Executive Officer upon establishment of an election to defer compensation in accordance with, and within the parameters of, the applicable Internal Revenue Code provisions and generally may not be modified thereafter. Payment elections include lump sum payment and substantially equal monthly payments with the option to delay payment up to 24 months from separation of employment.

Compensation of Non-Employee Directors

Compensation of our non-employee directors is composed of (1) an annual retainer, (2) a chairperson retainer, (3) meeting fees and (4) an annual equity award, and generally is intended to approximate the median of our peer company group. Non-employee director compensation is reviewed by our Committee and Board periodically and is generally based upon comparative data obtained from management and outside sources such as PM&P and proxy statements. Our non-employee director compensation, as well as the associated plans, plan administration and philosophy, are periodically reviewed by the Committee and Board. During 2009, based on comparative data presented to the Committee, our non-employee director compensation levels were slightly above the median of our peer group companies.

In May 2009, our Committee and the Board completed an extensive review of director compensation, which included review of data received from PM&P. As a result of the review, it was determined that retention of the annual retainer of $48,000 per year was appropriate, as was the fee of $2,000 for each Board of Directors and committee meeting attended in person or by telephone or videoconference. It was determined that, effective 1 June 2009, the supplemental annual retainer to non-employee directors who served as chairpersons of a standing Board committee should be increased from $5,000 to $15,000 and that the former additional $1,000 for each committee meeting a director chaired should be eliminated. Additionally, in May 2009 it was determined that Audit Committee Chairman Gerald Haddock should receive a supplemental one-time annual fee of $30,000, paid quarterly for the period 1 June 2009 through 31 May 2010, in recognition of the efforts he has and will expend on compliance enhancement and FCPA-related matters.

It also was determined that future equity to be granted annually to each of the incumbent non-employee directors would be comprised of a variable number of restricted shares equivalent to an aggregate value of $230,000 based on the closing price of the Company’s shares on the date of grant. New non-employee directors will receive an initial grant of restricted stock of an equivalent dollar value at the same time as the annual grants are made to incumbent directors. These changes in our director equity compensation policy became effective 1 June 2009.

The LTIP provides that restricted shares vest in the event a non-employee director retires “with the consent of the Board.” In November 2007, our Committee and Board considered various criteria for director retirement with commensurate vesting of outstanding restricted shares. Following deliberation, our Board determined that a non-employee director will be deemed to have retired from the Board for purposes of restricted share vesting under the LTIP after having served at least five years on the Board as a non-employee director. These provisions will apply to Director Carmichael, who will retire from our Board upon expiration of his term on 24 May 2010.

During 2009, each of our non-employee directors received an annual retainer of $48,000, paid quarterly. Additionally, each non-employee director received $2,000 for each Board of Directors and committee meeting attended in person or by telephone or videoconference. From 1 January 2009 through 31 May 2009, non-employee directors that served as chairpersons of a standing Board committee received the pro-rata portion of the $5,000 supplemental annual retainer and an additional $1,000 for each meeting the director chaired under our prior director compensation program. From 1 June 2009 through 31 December 2009, non-employee directors that served as a chairperson of a standing Board committee received the pro-rata portion of the $15,000 supplemental annual retainer under the revised director compensation program. Additionally, non-employee directors may receive a $2,000 meeting fee for participating in substantive meetings on behalf of the Company involving matters associated with their service on our Board or a Board committee. In February 2009, Mr. Haddock received such a $2,000 meeting fee for his participation in a meeting regarding the FCPA investigation. He also received $17,500 of the aforementioned one-time annual fee for his services he provided regarding compliance enhancement and FCPA-related matters during 2009.

On 28 May 2009, in accordance with the compensation policy, restricted shares equivalent to an aggregate value of $230,000, based on the closing price of the Company’s shares on the date of grant, were granted to Dr. Rodriguez and Messrs. Carmichael, Clark, Gaut, Haddock, Kelly, Rattie and Rowsey. In conformity with our general policy of issuing all annual equity awards on the first business day of June, the 2009 non-employee director annual equity awards were issued effective 1 June 2009.

Restricted shares granted to non-employee directors vest (restrictions lapse) at the rate of 20% each year over a five-year period or upon retirement from our Board. Although no stock options were granted to non-employee directors during 2009, stock options granted to our non-employee directors during prior periods generally vest upon grant and have a seven-year term.

Equity accumulation by our non-employee directors is generally encouraged, and we adopted specific security ownership guidelines during 2007. The guidelines, which are included in the Ensco Corporate Governance Policy, provide that each non-employee director should hold a minimum of 2,500 of our shares upon becoming a director and should hold a minimum of 5,000 shares after five years of continuous service on our Board.

The LTIP provides that non-employee directors receive an automatic annual grant of equity compensation following each Annual Meeting of Shareholders. During 2010, Dr. Rodriguez and Messrs. Clark, Gaut, Haddock, Kelly, Rattie and Rowsey will each be granted restricted stock equivalent to an aggregate value of $230,000 based on the closing price of the Company’s shares on the date of grant. Such annual equity awards will be effective immediately following the Meeting on 25 May 2010, and the shares will be issued on 1 June 2010. As respects Dr. Rodriguez and Mr. Kelly, such restricted share grants are subject to their election at the Meeting.

Under the Non-Employee Director Deferred Compensation Plan and the 2005 Non-Employee Director Deferred Compensation Plan, our non-employee directors could elect to defer their cash compensation (annual retainer, meeting fees and committee chairmanship fees) up to a percentage specified annually in advance by our Committee and ratified by our Board (100% for 2009 and 2010). Non-employee directors who elected to defer compensation could direct the investment of the amount deferred and retained by us. The deferred compensation may be invested in authorized funds which are similar to the investment options available under the Ensco Savings Plan. Investments also may be made in funds or publicly-traded securities on a self-directed basis. Following the redomestication, the 2005 Non-Employee Director Deferred Compensation Plan was frozen pending further review of its post-redomestication viability under applicable tax laws.

Non-employee directors are also eligible to participate in our U.S. group health and welfare insurance plans on the same basis and cost as our full-time U.S. employees. A non-employee director’s contribution to group health and welfare insurance premium costs is paid in cash or withheld from the quarterly payments of the director’s annual retainer.

Directors who are also our employees do not receive any additional compensation for their services as directors. The compensation paid to our non-employee directors for 2009 is reported in the Director Compensation Table as follows:

Director Compensation Table

For the Year Ended 31 December 2009

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Gerald W. Haddock	$117,333	$229,985	$—	$347,318
Thomas L. Kelly II	$95,833	$229,985	$—	$325,818
Paul E. Rowsey, III	$87,000	$229,985	$—	$316,985
Rita M. Rodriguez	$86,000	$229,985	$—	$315,985
Keith O. Rattie	$84,000	$229,985	$—	$313,985
David M. Carmichael	$80,000	$229,985	$—	$309,985
J. Roderick Clark	$80,000	$229,985	$—	$309,985
C. Christopher Gaut	$80,000	$229,985	$—	$309,985

(1)	The amounts disclosed in this column include amounts voluntarily deferred under the Non-Employee Director Deferred Compensation Plans as follows: Mr. Haddock $117,333, Mr. Kelly $95,833, Mr. Rattie $84,000, Mr. Clark $4,000 and Mr. Gaut $80,000.
(2)

The amounts disclosed in this column represent the aggregate grant-date fair value of restricted stock granted during 2009. Grant-date fair value for restricted stock is measured using the market value of our shares on the date of grant as described in Note 9 to our 31 December 2009 audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on 25 February 2010. As of 31 December 2009, the total number of unvested shares of restricted stock held by each non-employee director was as follows:

Rita M. Rodriguez	9,620
Thomas L. Kelly II	9,620
David M. Carmichael	9,620
Gerald W. Haddock	9,620
Paul E. Rowsey, III	9,620
J. Roderick Clark	9,570
C. Christopher Gaut	9,570
Keith O. Rattie	9,570

(3)	No stock options were granted to our directors during 2009. As of 31 December 2009, the total number of stock options held by each non-employee director was as follows:

Rita M. Rodriguez	12,000
Paul E. Rowsey, III	12,000
David M. Carmichael	9,000
Gerald W. Haddock	9,000
Thomas L. Kelly II	9,000

GENERAL AND OTHER MATTERS

Resolutions 1-5 are the only matters that will be brought before the Meeting. Article 45.2 of our Articles of Association limits the business transacted at the Meeting to the purposes stated in the Notice.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A ordinary shares. Executive officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.

Due to administrative error, two of our executive officers, John Mark Burns, Senior Vice President, and David A. Armour, Vice President – Finance, inadvertently failed to file appropriate reports on a timely basis in accordance with Section 16(a) of the Exchange Act as discussed herein. Mr. Burns did not timely file a Form 4 with respect to the purchase of 539 shares of our common stock in his supplemental executive retirement plan account. Mr. Armour did not timely file a Form 4 with respect to the surrender of 565 shares to the Company for tax withholding purposes in connection with the vesting of 2,133 shares. Messrs. Burns and Armour later filed Forms 4 with the SEC in connection with these transactions.

To our knowledge, based solely upon review of the copies of such reports furnished to us during the year ended December 31, 2009 and on written representations from our executive officers and Directors, no other executive officer, Director or beneficial holder of more than 10% of any class of our equity securities failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

HOUSEHOLDING OF SHAREHOLDER MATERIALS

We participate, and some brokers, banks, trusts and other nominee record holders may be participating, in the practice of “householding” proxy materials. This procedure allows multiple shareholders residing at the same address the convenience of receiving a single Notice of Internet Availability of Proxy Materials, Proxy Statement and Annual Report, as applicable. You may request a separate copy of the Proxy Statement and the 2009 Annual Report by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted after you vote at www.proxyvote.com.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON 25 MAY 2010

We provide shareholders access to the proxy materials for the Meeting over the Internet as permitted under applicable rules. We believe the rules enable us to provide shareholders the information they need in a more timely manner, while lowering the costs of printing and delivering the proxy materials.

To access and review the proxy materials for the 2010 Meeting, go to www.proxyvote.com and follow the instructions on the website.

We encourage you to access and review all information contained in the proxy materials before voting. If you would like to attend the Meeting in person, please refer to the beginning of this Proxy Statement for the time, date, location and address.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL GENERAL MEETING

Any of our shareholders intending to present a proposal at the 2011 Annual General Meeting must deliver such proposal to our principal executive offices, in writing and in accordance with SEC Rule 14a-8, no later than 10 December 2010, for inclusion in the Proxy Statement related to that meeting. The proposal should be delivered to our Secretary by certified mail, return receipt requested.

In addition, apart from the SEC Rule 14a-8 process described above, a shareholder whose proposal is not included in the Proxy Statement related to the 2011 Annual General Meeting, but who still intends to submit a proposal at that meeting, is required by our Articles of Association to deliver such proposal, in writing, to our Secretary at our principal executive offices and to provide certain other information, not earlier than the close of business on the 75th day and not later than the close of business on the 50th day prior to the first anniversary of the preceding year’s annual general meeting, subject to any other requirements of law; provided, however, that (i) in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to the date of such annual general meeting and not later than the close of business on the later of the 50th day prior to the date of such annual general meeting or, (ii) if the first public announcement of the date of such annual general meeting is less than 65 days prior to the date of such annual general meeting, the 15th day following the day on which public announcement of the date of such meeting is first made.

In the case of the 2011 Annual General Meeting, the Articles of Association provide that references to the anniversary date of the preceding year’s annual general meeting shall mean the first anniversary of 28 May 2010. Any such proposal must also comply with the other provisions contained in our Articles of Association relating to shareholder proposals, including provision of the information specified in our Articles of Association, such as information concerning the nominee of the proposal, and the shareholder and the beneficial owner, as the case may be. Any proposals that do not meet the requirements set forth in our Articles of Association, other than proposals submitted in compliance with the SEC Rule 14a-8, will be declared out of order and will not be considered at the 2011 Annual General Meeting.

OTHER MATTERS

The Company has not been notified of, and our Board of Directors is not aware of, any other matters to be presented for action at the 2010 General Meeting of Shareholders.

Our 2009 Annual Report, which includes our consolidated financial statements for the year ended 31 December 2009 filed on Form 10-K with the SEC, is being distributed to shareholders with this Proxy Statement. The Annual Report does not constitute a part of the proxy soliciting material.

Upon request in writing, we will provide each person solicited by this Proxy Statement, without charge except for exhibits, a copy of our Annual Report on Form 10-K for the year ended 31 December 2009 as filed with the SEC, including the financial statements and financial statement schedules. Please direct your request to the Investor Relations Department, Ensco plc, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331.

Whether or not you intend to be present at the Meeting, you are urged to vote your shares.

By Order of the Board of Directors,

Cary A. Moomjian, Jr.

Vice President, General Counsel and Secretary

5 April 2010

ANNEX A

ENSCO 2005 CASH INCENTIVE PLAN

(As Revised and Restated for Amendments Through November 3, 2009)

SECTION 1

ESTABLISHMENT AND PURPOSE

(a) Purpose. This Plan is established (i) to offer selected Employees, including officers, of the Company or its Subsidiaries an opportunity to participate in the growth and financial success of the Company, (ii) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, (iii) to provide incentives to such Employees by means of performance-related incentives to achieve short-term performance goals, and (iv) to promote the growth and success of the Company’s business by aligning the financial interests of Employees with that of the other stockholders of the Company. Toward these objectives, this Plan provides for the grant of Annual Performance Bonuses and Discretionary Bonuses.

(b) Effective Date; Stockholder Approval. This Plan is effective as of January 1, 2005, subject to the prior approval of the Committee and by a vote at the Company’s 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”) of the owners of at least a majority of the shares of the common stock of the Company, present in person or by proxy and entitled to vote, and shall apply to the Annual Performance Bonuses and Discretionary Bonuses awarded to each Participant in respect of 2005 and thereafter. If this Plan is approved by the stockholders of the Company at the 2005 Annual Meeting, the ENSCO International Incorporated Key Employees’ Incentive Compensation Plan, as revised and restated effective January 1, 2003 (the “KEIP”), shall be frozen and no additional bonuses shall be awarded under the KEIP, but the KEIP shall continue to apply to and govern the determination and payment of bonuses awarded under the KEIP for fiscal years of the Company beginning prior to January 1, 2005. Any Annual Performance Bonus awarded under this Plan to a Covered Employee will be contingent on the approval of this Plan by the Company’s stockholders. If their approval is not obtained, any Annual Performance Bonuses awarded under this Plan to a Covered Employee will be rescinded.

SECTION 2

DEFINITIONS

For purposes of this Plan, the following terms have the following meanings, unless another definition is clearly indicated by particular usage and context:

“Annual Performance Bonus” shall mean an Award of cash granted under Section 5 of this Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Goals.

“Award” shall mean any Annual Performance Bonus or Discretionary Bonus, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish and set forth in the applicable Award Notice in order to fulfill the objectives of this Plan.

“Award Notice” shall mean the document issued, either in writing or an electronic medium, by the Committee to a Participant evidencing the grant of an Award, and setting forth the terms, conditions and limitations applicable to that Award, including any amendments thereto.

“Board” shall mean the board of directors of the Company, as duly elected from time to time.

“Change in Control” shall mean the occurrence of any of the following events: (a) a change in the ownership of the Company, which occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company, or (b) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. The determination of whether a Change in Control has occurred shall be determined by the Committee consistent with Section 409A of the Code.

Notwithstanding the foregoing, a “Change in Control” of the Company shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial owners of the voting stock of the Company immediately before such transaction or series of transactions continue to have a majority of the direct or indirect ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, either (a) own all or substantially all of the assets of the Company as constituted immediately prior to such transaction or series of transactions, or (b) are the ultimate parent with direct or indirect ownership of all of the voting stock of the Company after such transaction or series of transactions.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as interpreted by the regulations thereunder.

“Committee” shall mean the Nominating, Governance and Compensation Committee of the Board, or such other Committee as may be appointed by the Board from time to time, which shall be comprised solely of two or more persons who are Disinterested Directors. The Chief Executive Officer of the Company, or such other officers of the Company as may be designated by the Chief Executive Officer of the Company from time to time, may assume any or all of the powers and responsibilities prescribed for the Committee with respect to Awards to Employees who are not Covered Employees or officers of the Company, and to that extent, the term “Committee” as used herein shall also be applicable to the Chief Executive Officer or such other designated officers.

“Company” shall mean ENSCO International Incorporated, a Delaware corporation, or any successor thereto.

“Covered Employee” shall mean, effective January 1, 2007, an Employee who would be subject to Section 162(m) of the Code such that on the last day of the taxable year, the Employee (a) is the principal executive officer of the Company (or is acting in such capacity), or (b) if the total compensation of such Employee for that taxable year is required to be reported to stockholders of the Company under the Exchange Act by reason of such Employee being among the three highest compensated officers of the Company for the taxable year (other than the principal executive officer or the principal financial officer of the Company) as determined pursuant to the executive compensation disclosure rules under the Exchange Act contained in Item 402 of Regulation S-K, as amended by the Securities and Exchange Commission on September 8, 2006.

“Director” shall mean a member of the Board.

“Discretionary Bonuses” shall mean the amount, if any, awarded to a Participant during a Performance Period by the Committee pursuant to Section 6.

“Disinterested Director” shall mean a member of the Board who is (a) a “non-employee director,” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, (b) an “outside director,” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (c) “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange (or, in each case, any successor provision or term).

“Effective Date” shall mean January 1, 2005.

“Employee” shall include every individual performing Services for the Company or its Subsidiaries if the relationship between such individual and the Company or its Subsidiaries is the legal relationship of employer and employee. This definition of “Employee” is qualified in its entirety and is subject to the definition set forth in Section 3401(c) of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and as interpreted by the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles.

“Incentive Award” shall mean the total of each Participant’s Annual Performance Bonus Award plus his or her Discretionary Bonus Award, if any, for that Performance Period.

“Normal Retirement Age” shall mean with respect to a Participant the later of (a) his or her 65th birthday, or (b) the date a Participant has credit for a “period of service” under the ENSCO Savings Plan of at least twenty (20) years, considering for purposes of this Plan (i) with respect to any Participant hired before the Effective Date, any other prior service recognized previously by the Company as of his or her date of hire by the Company or any Subsidiary, and (ii) with respect to any Participant hired after the Effective Date, any other prior service recognized by the Committee. The Committee, in its discretion, may consider a Participant whose employment terminates after his or her 62nd birthday but prior to satisfying the requirements specified in the preceding sentence to have retired on or after his or her Normal Retirement Age.

“Participants” shall mean those individuals described in Section 1 of this Plan selected by the Committee who are eligible under Section 4 of this Plan for grants of Awards.

“Performance Goals” shall mean, with respect to any Annual Performance Bonus, the business criteria (and related factors) selected by the Committee to measure the level of performance of the Company during the Performance Period, in each case, prepared on the same basis as the financial statements published for financial reporting purposes, except as adjusted pursuant to Section 5(e). The Committee may select as the Performance Goal for a Performance Period any one or combination of the following Company measures, as interpreted and defined by the Committee, which measures (to the extent applicable) will be determined in accordance with GAAP:

(a)	Net income as a percentage of revenue;

(b)	Earnings per share;

(c)	Return on net assets employed before interest and taxes (RONAEBIT);

(d)	Operating margin as a percentage of revenue;

(e)	Safety performance relative to industry standards and the Company annual target;

(f)	Strategic team goals;

(g)	Net operating profit after taxes;

(h)	Net operating profit after taxes per share;

(i)	Return on invested capital;

(j)	Return on assets or net assets;

(k)	Total stockholder return;

(l)	Relative total stockholder return (as compared with a peer group of the Company);

(m)	Earnings before income taxes;

(n)	Net income;

(o)	Free cash flow;

(p)	Free cash flow per share;

(q)	Revenue (or any component thereof);

(r)	Revenue growth; or

(s)	Any other performance objective approved by the stockholders of the Company in accordance with Section 162(m) of the Code.

As of the Effective Date, the Committee has determined to determine the earning of Annual Performance Bonuses on the attainment of a specific performance target in relation to one or more of the six Performance Goals listed above in paragraphs (a)-(f).

“Performance Period” shall mean that period established by the Committee at the time any Annual Performance Bonus is awarded or, except in the case of any award to a Covered Employee, at any time thereafter, during which any Performance Goals specified by the Committee with respect to such Award are to be measured. It is intended that the Performance Period will coincide with the fiscal year of the Company.

“Permanent and Total Disability” shall mean that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to suffer from Permanent and Total Disability unless such individual furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may reasonably require. The scope of this definition shall automatically be reduced or expanded to the extent the comparable definition in the ENSCO International Incorporated 2005 Long-Term Incentive Plan is reduced or expanded from time to time.

“Plan” shall mean this ENSCO International Incorporated 2005 Cash Incentive Plan, as amended from time to time.

“Plan Schedule” shall mean a schedule that constitutes a part of this Plan and details certain particulars with respect to this Plan and Annual Performance Bonus Awards hereunder for one or more Performance Periods, including the relative Performance Goals, specific performance factors and targets related to these Performance Goals, award criteria, and the targeted amounts of each Annual Performance Bonus Award granted to a Participant. Each Plan Schedule that is applicable to Covered Employees and officers of the Company (as defined in Section 4(b)) shall be adopted by the Committee or shall be prepared by the appropriate officers of the Company based on resolutions, minutes or consents adopted by the Committee. Each Plan Schedule that is applicable to Employees who are not Covered Employees or officers of the Company shall be adopted in consultation with the Committee by the Chief Executive Officer of the Company or such other officers of the Company as may be designated by the Chief Executive Officer of the Company from time to time. There may be more than one Plan Schedule under this Plan. Each Plan Schedule is incorporated herein by reference and thereby made a part of this Plan, and references herein to this Plan shall include the Plan Schedule.

“Services” shall mean services rendered to the Company or any of its Subsidiaries as an Employee.

“Subsidiary” shall mean any corporation as to which more than fifty percent (50%) of the outstanding voting stock or shares shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.

SECTION 3

ADMINISTRATION

(a) General Administration. This Plan shall be administered by the Committee.

(b) Authority of Committee. The Committee shall administer this Plan so as to comply at all times with the Exchange Act and, subject to the Code, shall otherwise have sole and absolute and final authority to interpret this Plan and to make all determinations specified in or permitted by this Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business, including, without limitation, the authority to take the following actions:

(i)	To interpret and administer this Plan and to apply its provisions;

(ii)	To adopt, amend or rescind rules, procedures and forms relating to this Plan;

(iii)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

(iv)	To determine when Awards are to be granted under this Plan;

(v)	To select the Employees and Participants to whom Awards may be awarded from time to time;

(vi)	To determine the type or types of Award to be granted to each Participant hereunder;

(vii)	To determine the potential cash bonus to be made subject to each Award;

(viii)	To prescribe the terms, conditions and restrictions, not inconsistent with the provisions of this Plan, of any Award granted hereunder;

(ix)	To determine whether, to what extent, and under what circumstances Awards may be settled in cash, reduced, varied, canceled or suspended;

(x)	To determine whether, to what extent and under what circumstances payment of cash and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant;

(xi)	To amend or modify any outstanding Awards, in its discretion, in accordance with Section 5(e);

(xii)	To establish and interpret Performance Goals and the specific performance factors and targets in relation to the Performance Goals in connection with any Award of an Annual Performance Bonus; provided that in any case, the Performance Goals may be based on either a single period or cumulative results, aggregate or per-share data or results computed independently or with respect to a peer group;

(xiii)	Evaluate the level of performance over a Performance Period and certify the level of performance attained with respect to Performance Goals and specific performance factors and targets related to Performance Goals;

(xiv)	Waive or amend any terms, conditions, restriction or limitation on an Award, except that (A) this Subsection 3(b)(xiv) shall not apply to an Annual Performance Bonus Award held by a Covered Employee, and (B) the terms and conditions of Awards to an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act cannot be modified, amended, or waived other than on account of death, disability, retirement, a change in control, or a termination of employment in connection with a business transfer;

(xv)	Appoint such agents as it shall deem appropriate for proper administration of this Plan; and

(xvi)	To take any other actions deemed necessary or advisable for the administration of this Plan.

The Committee may, in its sole and absolute discretion, and subject to the provisions of this Plan, from time to time delegate any or all of its authority to administer this Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of this Plan, except that no such delegation shall be made in the case of Awards intended to be qualified under Section 162(m) of the Code or Awards held by Employees who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All interpretations and determinations of the Committee made with respect to the granting of Awards shall be final, conclusive and binding on all interested parties. The Committee may make grants of Awards on an individual or group basis.

(c) Employment of Advisors. The Committee may employ attorneys, consultants, accountants, and other advisors, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

(d) Limitation of Liability/Rights of Indemnification. No member of the Committee or any person acting as a delegate of the Committee with respect to this Plan shall be liable for any action that is taken or is omitted to be taken or for any losses resulting from any action, interpretation, construction or omission made in good faith with respect to this Plan or any Award granted under this Plan. In addition to such other rights of indemnification as they may have as directors, members of the Committee shall be indemnified by the Company against any reasonable expenses, including attorneys’ fees actually and necessarily incurred, which they or any of them may incur by reason of any action taken or failure to act under or in connection with this Plan or any Award granted thereunder, and against all amounts paid by them in settlement of any claim related thereto (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such director or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a director or Committee member shall in writing offer the Company the opportunity, at its own expense, to handle the defense of the same.

SECTION 4

ELIGIBILITY

(a) General Rule. Initially, this Plan has a four-tiered design which will utilize different corporate goals, thresholds, criteria and weighting to determine the Annual Performance Bonuses earned by the Employees who may be eligible for an Award under this Plan; the eligible Employees are described in this Section 4. The Committee or the Chief Executive Officer may determine from time to time to revise or expand the tiers described in Sections 4(b)-(e).

(b) Corporate Officers. This group consists of Employees who are officers of the Company from the Chief Executive Officer to the Controller who have an impact on the strategic direction of the Company.

(c) Business Unit Management. This group consists of Employees who are key business unit leaders of the Company or its Subsidiaries ranging from general managers to directors of staff functions in the business units.

(d) Corporate Key Employees. This group consists of Employees who are department directors, managers, and a few select key senior professionals such as critical engineering talent.

(e) Business Unit Key Employees. This group includes Employees who are business unit managers, including rig managers, functional managers, and select key senior professionals.

(f) New Employees. Eligible positions from which individuals may be selected for participation are described in Sections 4(b)-(e). A new or current Employee who moves into an eligible position and becomes an Employee described in Sections 4(b)-(e) during a Performance Period may participate for that Performance Period at the discretion of the Chief Executive Officer of the Company. Such individual’s Award will be prorated for the portion of the Performance Period the individual was eligible.

SECTION 5

ANNUAL PERFORMANCE BONUSES

(a) Annual Performance Bonuses. The Committee may grant Annual Performance Bonuses under this Plan in the form of cash to the eligible Employees determined under Section 4 in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Notice, subject to the provisions of this Section 5.

(b) Performance Periods. Annual Performance Bonuses will be awarded in connection with a twelve-(12) month Performance Period, which will be the fiscal year of the Company.

(c) Eligible Participants. Prior to the commencement of each Performance Period beginning before January 1, 2010, the Committee will determine the Employees who will be eligible to receive an Annual Performance Bonus under this Plan with respect to that Performance Period; provided that the Committee may determine the eligibility of any Employee, other than a Covered Employee, after the commencement of the Performance Period. For any Performance Period beginning after December 31, 2009, the Committee may elect to determine the Employees who will be eligible to receive an Annual Performance Bonus under this Plan with respect to any such Performance Period after the commencement of that Performance Period as long as the Committee’s determinations are made in writing by not later than ninety (90) days after the commencement of that Performance Period and the outcome is substantially uncertain at the time that the determinations are made. An Award Notice shall be provided to each Participant under this Plan as soon as administratively feasible after such Participant becomes eligible for a Performance Period. An Award Notice shall specify the applicable Performance Period, and the Performance Goals, specific performance factors and targets related to the Performance Goals, award criteria, and the targeted amount of his or her Annual Performance Bonus, as well as any other applicable terms of the Annual Performance Bonus for which he or she is eligible.

(d) Performance Goals; Specific Performance Targets; Award Criteria.

(i) Prior to the commencement of each Performance Period beginning before January 1, 2010, the Committee shall fix and establish in writing (A) the Performance Goals that will apply to that Performance Period; (B) with respect to Performance Goals, the specific performance factors and targets related to each Participant and, if achieved, the targeted amount of his or her Annual Performance Bonus; and (C) subject to Subsection (e) below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee shall also set forth the minimum level of performance, based on objective factors and criteria, that must be attained during the Performance Period before any Performance Goal is deemed to be attained and any Annual Performance Bonus will be earned and become payable, and the percentage of the Annual Performance Bonus that will be earned and become payable upon attainment of various levels of performance that equal or exceed the minimum required level. For any Performance Period beginning after December 31, 2009, the Committee may elect to determine the Performance Goals and make the other determinations described in the preceding sentences of this Subsection (d)(i) with respect to each Annual Performance Bonus awarded for that Performance Period after the commencement of that Performance Period as long as all such required determinations are made by the Committee by not later than ninety (90) days after the commencement of that Performance Period, and the outcome is substantially uncertain at the time that the required determinations are made. The Committee shall adopt the Plan Schedule for a particular Performance Period prior to the applicable deadline for that Performance Period specified in this Subsection (d)(i).

(ii) The Committee may, in its discretion, select Performance Goals and specific performance factors and targets that measure the performance of the Company or one or more business units, divisions or Subsidiaries of the Company. The Committee may select Performance Goals and specific performance targets that are absolute or relative to the performance of one or more peer companies or an index of peer companies. Annual Performance Bonuses awarded to Participants who are not Covered Employees will be based on the Performance Goals and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Goals and formulas may be the same as or different than the Performance Goals and formulas that apply to Covered Employees.

(e) Adjustments.

(i) In order to assure the incentive features of this Plan and to avoid distortion in the operation of this Plan, the Committee may make adjustments in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it for any Performance Period under this Section 5, whether before or after the end of the Performance Period to the extent it deems appropriate in its sole discretion, which shall be conclusive and binding upon all parties concerned, to compensate for or reflect any extraordinary changes which may have occurred during the Performance Period which significantly affect factors that formed part of the basis upon which such Performance Goals, specific performance targets related to those Performance Goals and award criteria were determined. Such changes may include, without limitation, changes in accounting practices, tax, regulatory or other laws or regulations, or economic changes not in the ordinary course of business cycles. The Committee also reserves the right to adjust Annual Performance Bonus Awards to insulate them from the effects of unanticipated, extraordinary, major business developments, e.g., unusual events such as a special asset writedown, sale of a division, etc. The determination of financial performance achieved for any Performance Period may, but need not be, adjusted by the Committee to reflect such extraordinary, major business developments. Any such determination shall not be affected by subsequent adjustments or restatements. Effective January 1, 2009, the Committee also reserves the right to decrease by up to twenty-five percent (25%) the amount of the Annual Performance Bonus Award determined by the Committee pursuant to Section 5(f) to be payable for the Performance Period to any Participant who is the Chief Executive Officer or a senior executive of the Company to reflect the determination by the Committee pursuant to Section 6, as amended, of the level of that Participant’s achievement (or non-achievement) of the individual goals previously established by the Committee for that Participant for the Performance Period. The determination of the amount of the decrease, if any, in the amount of any such Participant’s Annual Performance Bonus for the Performance Period shall be determined by the Committee in connection with its determinations under Section 5(f) and Section 6 for the Performance Period.

(ii) In the event of any change in outstanding shares of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the Committee shall make such adjustments, if any, that it deems appropriate in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it under this Section 5 for any Performance Period not then completed; any and all such adjustments to be conclusive and binding upon all parties concerned.

(iii) Notwithstanding the foregoing provisions of this Subsection (e) and the subsequent provisions of Subsections (f) and (i), with respect to (A) any Annual Performance Bonus Award, the Committee shall not have any discretion granted by this Subsection (e) or Subsections (f) and (i) to the extent that reserving or exercising such discretion would be impermissible under Section 409A of the Code, and (B) any Annual Performance Bonus Award to a Covered Employee that is intended to be “performance-based compensation” for purposes of Section 162(m) of the Code, the Committee shall not have any discretion granted by this Subsection (e) or Subsections (f) and (i) to the extent that reserving or exercising such discretion would cause any such Annual Performance Bonus Award not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(f) Payment, Certification. As soon as administratively feasible after the end of each Performance Period, the Committee shall determine whether the Performance Goals applicable to Annual Performance Bonus Awards for such Performance Period were satisfied and, if such Performance Goals were satisfied in whole or in part, the amount payable for each Participant granted an Annual Performance Bonus Award. No Annual Performance Bonus Award will be deemed to be earned and payable with respect to any Covered Employee or other Employee subject to the reporting requirements of Section 16(a) of the Exchange Act until the Committee certifies in writing the level of performance attained for the Performance Period in relation to the applicable Performance Goals. For purposes of this Subsection (f), approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification. In applying Performance Goals, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Section 9 of the ENSCO International Incorporated 2005 Long-Term Incentive Plan and the cumulative effect of changes in the law, regulations or accounting rules), and may determine no later than ninety (90) days after the commencement of any applicable Performance Period to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

(g) Form of Payment. Annual Performance Bonuses will be paid in cash in accordance with Section 7.

(h) Limitation on Amount of Annual Performance Bonuses. The maximum amount that may be paid pursuant to an Annual Performance Bonus Award for any Performance Period to any one individual under this Plan is $2,500,000.

(i) Section 162(m) of the Code. To the extent that it is the intent of the Company and the Committee that any Annual Performance Bonus Award be “performance-based compensation” for purposes of Section 162(m) of the Code, this Section 5 shall be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(4)(C) of the Code and related regulations and this Plan shall be operated so that the Company may take a full tax deduction for such Annual Performance Bonus. If any provision of this Plan or any Annual Performance Bonus would otherwise frustrate or conflict with this intent, that provision shall be interpreted and deemed amended so as to avoid this conflict and such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with the requirements of Section 162(m) of the Code without invalidating the remaining provisions hereof. With respect to any intended compliance with Section 162(m) of the Code, if this Plan does not contain any provision required to be included herein under Section 162(m) of the Code, such provisions shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

(j) Promotion or Transfer. In the event of promotion or transfer during the Performance Period, the Incentive Award will be determined on a pro rata basis at the different job levels and/or different units or unit sectors. Promotion or transfer after the Performance Period does not affect determination of the Incentive Award amount for that Performance Period.

(k) Acceleration. Each Participant who has been granted an Annual Performance Bonus Award that is outstanding as of the date of a Change in Control will have his or her Annual Performance Bonus Award interpreted as if the specific targets related to the Performance Goals have been achieved to a level of performance, as of the date of Change in Control, that would cause all (100%) of the Participant’s targeted amount under the Annual Performance Bonus to become payable in an amount determined by multiplying that targeted amount by a fraction, the numerator of which is the number of days in the Performance Period that had elapsed as of the Change in Control date and the denominator of which is 365. The Committee or the Chief Executive Officer may, however, determine in its or his or her sole discretion not to apply the pro rata reduction described in the preceding sentence.

(l) Disqualification of Award. This Plan is intended to align Employee and stockholder interests. Occasionally unusual circumstances may arise that are not anticipated by this Plan. Should a situation occur where a Participant is deemed to have (A) breached the Company’s Code of Business Conduct (Ethics) Policy, (B) materially breached any other policy of the Company, or (C) experienced a significant incident involving a fatal or serious injury to an Employee under the supervision of the Participant or significant damage to the property of the Company and its Subsidiaries or the environment which is caused by the actions or inactions of the Participant or one or more Employees under his or her supervision, the Committee, in its sole discretion, may disqualify the Participant from earning or receiving payment of any Award for a given Performance Period in whole or in part. Participation in future Performance Periods may be considered independent of this decision.

SECTION 6

DISCRETIONARY BONUSES

The Committee has designed this Plan with the intent to ensure that this Plan design regarding Annual Performance Bonus Awards will eliminate or minimize the need for the Award of any Discretionary Bonuses. The Committee recognizes, however, that unusual circumstances may occur that prevent paying appropriate rewards to a few key eligible Employees. In recognition of truly extraordinary performance, occasional Discretionary Bonuses Awards may be required and granted by the Committee. In summary, while Discretionary Bonus Awards are made entirely at the discretion of the Committee, they are primarily intended to provide a means of redressing rare inequities in Annual Performance Bonus Award determinations or to reward exemplary performance on a very limited basis. Discretionary Bonuses will be paid in cash in accordance with Section 7.

Notwithstanding the limitations of the preceding paragraph of this Section 6 to the contrary, effective January 1, 2009, the Committee may determine to make a Discretionary Bonus Award to the Chief Executive Officer and/or to any Participant selected by the Chief Executive Officer who is senior executive of the Company for the period coinciding with the Performance Period based upon the Committee’s determination regarding the level of that Participant’s achievement (or non-achievement) of the individual goals previously established by the Committee (and, with respect to the Chief Executive Officer, are ratified by the Board, and with respect to each such senior executive, are based on recommendations from the Chief Executive Officer) for that Participant for such period. The amount of the Discretionary Bonus that may be payable to any such Participant pursuant to this paragraph may not exceed twenty-five percent (25%) of the amount of the Annual Performance Bonus Award determined by the Committee pursuant to Section 5(f) to be payable for that Performance Period to such Participant. As provided in Section 5(e)(i), as amended, the determination by the Committee pursuant to this paragraph with respect to any such Participant may result in a decrease in the amount of the Annual Performance Bonus determined by the Committee pursuant to Section 5(f) for the Performance Period. The Committee shall make its determinations under this paragraph in connection with its determinations under Section 5(f) for the Performance Period.

SECTION 7

PAYMENT; TAX WITHHOLDING

(a) Eligibility for Non-Tax Deferred Payment. Except as provided in Sections 7(c) and (d) below, upon the Committee’s written certification in accordance with Section 5(f) that a payment for an Annual Performance Bonus Award with respect to a Performance Period is due under the Plan, each Participant who has been granted an Annual Performance Bonus Award with respect to such Performance Period and who has remained continuously employed by the Company or a Subsidiary until the last day of such Performance Period shall be entitled to the payment amount applicable to such Participant’s Annual Performance Bonus Award certified by the Committee for such Performance Period and his or her Discretionary Bonus Award, if any. Payments under this Plan shall be made in cash in one lump sum payment. Effective January 1, 2009, it is intended that payments under this Plan shall be made as soon as administratively feasible after the end of the Performance Period following written certification by the Committee under Section 5(f) that payment of Incentive Awards are due and no later than the December 31st of the year following the year in which that Performance Period ends in order to ensure that this Plan complies with the specified time of payment requirement of Section 409A(a)(2)(A)(iv) of the Code and Treas. Reg. §§1.409A-3(a)(4) and (b).

(b) Tax Deferred Payment. If an Award recipient for any Performance Period is eligible to participate in any deferred compensation program sponsored and administered by the Company, he or she may elect, prior to the first day of that Performance Period, to defer all or any portion of that Award payment under the terms and conditions, and up to the limits, determined in the discretion of the Committee and as permitted by the terms of that deferred compensation plan. Notwithstanding the preceding sentence of this Subsection (b), in the case of an Award granted to a Participant described in the preceding sentence for any Performance Period beginning after December 31, 2009, an initial deferral election may be made by that Participant after the commencement of the Performance Period with respect to the portion of the Award which constitutes “performance-based compensation” under Section 409A of the Code; provided that (i) any such election must be made on or before the date that is six months before the end of the Performance Period, (ii) the Participant must perform services continuously from the later of the beginning of the Performance Period or the date all of the required performance criteria are established under Section 5(d) or, if applicable, under the second paragraph of Section 6, through the date an election is made under that deferred compensation program, and (iii) in no event may an election to defer performance-based compensation be made after such compensation has become readily ascertainable. For purposes of this Subsection (b), if the performance-based compensation is a specified or calculable amount, the compensation shall be considered to be readily ascertainable if and when the amount is first substantially certain to be paid. If the performance-based compensation is not a specified or calculable amount because, for example, the amount may vary based upon the level of performance, the compensation, or any portion of the compensation, shall be considered to be readily ascertainable when the amount is first both calculable and substantially certain to be paid.

Except as provided in the next paragraph of this Subsection (b), (i) an Annual Performance Bonus Award granted in accordance Sections 5(c) and 5(d)(i) shall be considered to constitute performance-based compensation under Section 409A of the Code, and (ii) a Discretionary Bonus Award granted for a Performance Period in accordance with the second paragraph of Section 6 shall be considered to constitute performance-based compensation under Section 409A of the Code to the extent the amount of such Discretionary Bonus, or the entitlement to such Discretionary Bonus, is contingent on the satisfaction of organizational or individual performance criteria relating to the Performance Period which were established in writing while the outcome was substantially uncertain and by not later than ninety (90) days after the commencement of the Performance Period to which the criteria relates.

For purposes of this Subsection (b), performance-based compensation under Section 409A of the Code shall not include any amount or portion of any amount of an Award that will be paid either regardless of performance, or based upon a level of performance, that is substantially certain to be met at the time the criteria is established. The amount payable under an Award may be performance-based compensation under Section 409A of the Code where the amount will be paid regardless of satisfaction of the performance criteria due to the Participant’s death, Permanent and Total Disability, or a Change in Control, provided that a payment made under such circumstances without regard to the satisfaction of the performance criteria shall not constitute performance-based compensation under Section 409A of the Code.

Any portion of any Award not deferred under this section of this Plan will be paid as described under Subsection (a).

(c) Retirement, Permanent and Total Disability, Death or Termination “Without Cause”. If a Participant was granted an Incentive Award for a Performance Period beginning after December 31, 2008 and his or her employment with the Company and its Subsidiaries terminates during the Performance Period by reason of death, Permanent and Total Disability, retirement on or after Normal Retirement Age, or termination by the Company and all Subsidiaries “without cause,” the Incentive Award shall be determined on a pro rata basis for that Performance Period by comparing the actual level of performance to the specific targets related to the Performance Goals and individual performance goals established by the Committee for that Participant for that Performance Period and then multiplying that amount by a fraction, the numerator of which is the number of days in the Performance Period that had elapsed as of the date of such employment termination and the denominator of which is 365. The amount determined pursuant to the preceding sentence of this Subsection (c) shall become payable as provided in Subsection (a). In the event of death, payment shall be made to the beneficiary or beneficiaries as designated on the Participant’s beneficiary designation form under the Company’s group term life insurance program. In the absence of a beneficiary designation form, payment of the Incentive Award shall be made to the estate of the deceased Participant. Any amount that has been deferred as provided under Subsection (b) shall be processed in accordance with the applicable deferred compensation plan.

(d) Employee Termination “For Cause” or Resignation. Except as provided in Subsection (c) or in Section 7(e) or (f) below, if a Participant resigns before his or her Normal Retirement Age or is terminated involuntarily “for cause,” and such employment termination occurs before the Participant’s Incentive Award, if any, has been certified pursuant to Section 5(f), then such Participant shall forfeit that unpaid Incentive Award and shall not be entitled to receive any payment under this Plan with respect to his or her Incentive Award for such Performance Period.

(e) Challenge to Control—Committee Discretion. The Committee may, in its discretion, direct that all employment continuation requirements be waived if it finds, in its sole discretion, that a major challenge to the control of the Company exists; subject, however, to the requirement that the exercise of such discretion shall result in all Annual Performance Bonus Awards for any Performance Period beginning after December 31, 2008 being determined on a pro-rated basis consistent with the procedure described in Subsection (c). Any amount that has been deferred as provided under Subsection (b) shall be processed in accordance with the applicable deferred compensation plan.

(f) Change in Control—Automatic Acceleration of Incentive Awards. If in fact a Change in Control occurs, all Incentive Awards will be determined and paid to Participants within sixty (60) days of such event.

(g) Tax Withholding. Incentive Awards under this Plan will be subject to tax withholding as required by law. Any deferred payments pursuant to Subsection (b) shall be subject to tax withholding as provided in the applicable deferred compensation plan.

(h) Impact on Employee Benefits. Incentive Awards paid under this Plan shall not be included in the determination of an Employee’s eligible compensation when determining benefits under other benefit programs.

(i) Definition of Cause. For purposes of this Section 7, “cause” is defined as and limited to (i) gross misconduct or gross neglect by the Participant in the discharge of his or her duties as an Employee, (ii) the breach by the Participant of any policy or written agreement with the Company or any of its Subsidiaries, including, without limitation, any employment or non-disclosure agreement, (iii) proven dishonesty in the performance of the Participant’s duties, (iv) the Participant’s conviction or a plea of guilty or nolo contendere to a felony or crime of moral turpitude, or (v) the Participant’s alcohol or drug abuse; provided, however, the Participant shall not be deemed to have been dismissed for cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the Board or the Committee at a meeting duly called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his or her counsel, to be heard before the Board or Committee), finding that in the good-faith, reasonable opinion of the Board or Committee, the Participant was guilty of the conduct set forth in this sentence and specifying the particulars in detail.

SECTION 8

NO EMPLOYMENT RIGHTS

No provisions of this Plan under any Award Notice shall be construed to give any Participant any right to remain an Employee of, or provide Services to, the Company or any of its Subsidiaries or to affect the right of the Company to terminate any Employee’s service at any time, with or without cause.

SECTION 9

FUNDING AND STATUS OF PLAN

This Plan is a payroll practice of the Company and not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This Plan is not funded in the sense of a “funded plan” under ERISA, or Internal Revenue Service or other government regulations, which prescribe certain Participant rights and fiduciary obligations. Funding for this Plan will be equivalent to the sum of individual Incentive Awards. Funding is for accounting purposes only and does not confer any rights to Participants to any portion of such funds or any other Company assets except under this Plan rules and Award guidelines. To the extent that a Participant acquires a right to receive payment from the Company under this Plan, such right shall be no greater than the rights of any unsecured creditor of the Company.

SECTION 10

TERM OF PLAN; EFFECT OF AMENDMENT OR TERMINATION

(a) Effective Date; Term of Plan. This Plan shall continue in effect until terminated under this Section 10.

(b) Amendment and Termination. The Committee in its sole discretion may terminate this Plan at any time and may amend this Plan at any time in such respects as the Committee may deem advisable; provided, no amendment, suspension or termination of this Plan shall materially adversely affect the rights of a Participant with respect to compensation previously earned and not yet paid. In the event that this Plan shall be suspended or terminated during the course of a Performance Period, an Incentive Award calculated in accordance with the terms of this Plan prior to such event will be paid to Participants on a pro rata basis.

SECTION 11

ALIENATION AND SUBORDINATION OF BENEFITS

No benefit or payment under this Plan may be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, lien or charge, by operation of law or otherwise, including levy, garnishment, pledge, or bankruptcy, except by will or the laws of descent and distribution, and any attempt to treat otherwise shall be void. No payment or benefit shall be in any manner liable for or subject to the recipient’s debts, contracts, liabilities, or torts except where legislation provides for regulatory action or court order (garnishment, etc.) to supersede this restriction.

SECTION 12

GOVERNING LAW

THIS PLAN AND ANY AND ALL AWARD NOTICES EXECUTED IN CONNECTION WITH THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

ATTN: INVESTOR RELATIONS

500 NORTH AKARD STREET

SUITE 4300

DALLAS, TX 75201

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 23:59 Eastern Time on 18 May 2010. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 23:59 Eastern Time on 18 May 2010. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒ ENSCO1	KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	ENSCO PLC

The Board of Directors recommends you vote FOR the following resolutions:
		For	Against	Abstain			For	Against	Abstain

1.	To elect Thomas L. Kelly II as a Class II Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2013.	☐	☐	☐	2.	To elect Rita M. Rodriguez as a Class II Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2013.	☐	☐	☐

3.	To ratify the Audit Committee’s appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2010.	☐	☐	☐	4.	To ratify the appointment of KPMG Audit Plc as our statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company) and to ratify that the Audit Committee is authorized to determine our statutory auditors’ remuneration.	☐	☐	☐

5.	To re-approve the Ensco 2005 Cash Incentive Plan, including the material terms of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

GENERAL MEETING OF SHAREHOLDERS OF

ENSCO PLC

25 May 2010

Please date, sign and mail

the voting instruction card in the

envelope provided as soon

as possible.

Important Notice Regarding Internet Availability of Proxy Materials for the General Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

If voting by mail, please detach along perforated line and mail in the envelope provided

VOTING INSTRUCTION CARD

ENSCO PLC

for the General Meeting of Shareholders

at 09:00 GMT (04:00 EDT), Tuesday, 25 May 2010

Intercontinental London Park Lane

One Hamilton Place, Park Lane

London, W1J 7QY, UNITED KINGDOM

The undersigned holder of American depositary shares (“ADSs”) representing Class A ordinary shares (“Shares”) of Ensco plc (the “Company”) hereby revokes all previous voting instructions and instructs Citibank, N.A., the depositary for the ADSs (the “Depositary”), to vote or cause to be voted the Shares represented by the ADSs of the undersigned at the above-stated Meeting and any adjournment(s) thereof.

THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE DEPOSITARY ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE DEPOSITARY WILL VOTE THE APPLICABLE SHARES (OR CAUSE THE APPLICABLE SHARES TO BE VOTED) IN ACCORDANCE WITH THE VOTING INSTRUCTIONS HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO RESOLUTIONS 1, 2, 3, 4, OR 5, THE DEPOSITARY WILL VOTE THE SHARES “FOR” EACH ITEM. THESE VOTING INSTRUCTIONS ARE REVOCABLE AT ANY TIME BEFORE 19 MAY 2010.

The Company’s Board of Directors recommends a vote “FOR” all of the above resolutions.

ATTN: INVESTOR RELATIONS

500 NORTH AKARD STREET

SUITE 4300

DALLAS, TX 75201

VOTE BY MAIL

Mark, sign and date the proxy card and return it before the time for holding the Meeting to the Secretary in the postage-paid envelope provided or return it to Ensco plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

Review the proxy materials for special requirements for voting at the Meeting. You will need to request a poll to vote at the Meeting. In accordance with provisions in the Companies Act 2006 and in accordance with our Articles of Association, a shareholder is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and vote at the Meeting and to appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her) and that proxy need not be a shareholder. Delivery or receipt of an appointment of proxy does not prevent a shareholder of record from attending and voting at the Meeting or any adjournment thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒ ENSCO1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ENSCO PLC

RESOLUTIONS:
		For	Against	Abstain			For	Against	Abstain

1.	To elect Thomas L. Kelly II as a Class II Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2013.	☐	☐	☐	2.	To elect Rita M. Rodriguez as a Class II Director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2013.	☐	☐	☐

3.	To ratify the Audit Committee’s appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2010.	☐	☐	☐	4.	To ratify the appointment of KPMG Audit Plc as our statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company) and to ratify that the Audit Committee is authorized to determine our statutory auditors’ remuneration.	☐	☐	☐

5.	To re-approve the Ensco 2005 Cash Incentive Plan, including the material terms of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐

Note: Please sign exactly as the name or names appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the reverse side where indicated.				☐

		Yes	No

Please indicate if you plan to attend this Meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

GENERAL MEETING OF SHAREHOLDERS OF

ENSCO PLC

25 May 2010

Please date, sign and mail

the Proxy Card in the

envelope provided as soon

as possible.

Important Notice Regarding Internet Availability of Proxy Materials for the General Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

If voting by mail, please detach along perforated line and mail in the envelope provided

PROXY

ENSCO PLC

Board of Directors Proxy for the General Meeting

of Shareholders at 09:00 GMT (04:00 EDT), Tuesday, 25 May 2010

Intercontinental London Park Lane

One Hamilton Place, Park Lane

London, W1J 7QY, UNITED KINGDOM

The undersigned shareholder of Ensco plc (the “Company”) hereby revokes all previous proxies and appoints Daniel W. Rabun or, in his absence, William S. Chadwick, Jr., each with full power of substitution, to vote the following number of shares of the undersigned at the above-stated General Meeting and any adjournment(s) thereof.

Number of Shares:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO RESOLUTIONS 1, 2, 3, 4, OR 5, THIS PROXY WILL BE VOTED “FOR” EACH ITEM. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Your Board of Directors recommends a vote “FOR” all of the above resolutions.

Address Changes/Comments:

___________________________________________________________________________________________________

___________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)